Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-159791-01

RWT Holdings, Inc.
Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.
Depositor

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1

$405,959,000 (Approximate)

Preliminary Term Sheet
January 12, 2012

U.S. Bank National Association
Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Credit Suisse Securities (USA) LLC
Lead Manager and Sole Bookrunner

Wells Fargo Securities, LLC
Co-Lead Manager

J.P. Morgan Securities LLC
Co-Manager

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The registration statement to which this offering relates is Commission File Numbers 333-159791 and 333-159791-01.  This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product.  These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof.  The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities.  Investors should independently evaluate the risks associated with the securities and consult their own professional advisors.  These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Offered Certificates: $405,959,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
1-A1	179,733,000	AAAsf/AAA(sf)	[ ] (2)	3.99	1-170	8.25%	$100,000	Pool 1 Senior
1-AX	179,733,000 (4)	AAAsf/AAA(sf)	[ ] (5)	3.99	1-170	8.25%	$100,000	Pool 1 Notional/Senior
2-A1	201,698,000	AAAsf/AAA(sf)	[ ] (3)	4.83	1-240	8.25%	$100,000	Pool 2 Senior
2-AX	201,698,000 (6)	AAAsf/AAA(sf)	[ ] (7)	4.83	1-240	8.25%	$100,000	Pool 2 Notional/Senior
B-1	11,016,000	AAsf/AA(sf)	4.27210 (8)	8.23	1-165	5.60%	$100,000	Crossed Subordinate
B-2	8,315,000	Asf/A(sf)	4.27210 (8)	8.23	1-165	3.60%	$100,000	Crossed Subordinate
B-3	5,197,000	BBBsf/BBB(sf)	4.27210 (8)	8.23	1-165	2.35%	$100,000	Crossed Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	5,404,000	BBsf/BB(sf)	4.27210 (8)					Crossed Subordinate
B-5	4,365,134	NR/NR	4.27210 (8)		Not Offered Hereby			Crossed Subordinate
R	0	NR/NR	N/A					Residual
LT-R	0	NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review.  The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral.  Investors should rely on the information contained in the preliminary prospectus supplement.

(1)
The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance.  Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of [15]% CPR for the fixed rate mortgage loans and [15]% CPB for the hybrid mortgage loans, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in February 2012.

(2)
The interest rate on the Class 1-A1 Certificates will be an annual rate equal to the lesser of (i) the related Net WAC for such distribution date and (ii) approximately [     ]%.  Net WAC for pool 1 is an annual rate equal to the weighted average of the net mortgage rates of the pool 1 mortgage loans during the applicable period.

(3)
The interest rate on the Class 2-A1 Certificates will be an annual rate equal to the lesser of (i) the related Net WAC for such distribution date and (ii) approximately [     ]%.  Net WAC for pool 2 is an annual rate equal to the weighted average of the net mortgage rates of the pool 2 mortgage loans during the applicable period.

(4)
Notional amount.  The Class 1-AX Certificates will not be entitled to distributions of principal.  The Class 1-AX Certificates will accrue interest on a notional amount equal to the class principal amount of the Class 1-A1 Certificates immediately prior to the related distribution date.

(5)	The interest rate on the Class 1-AX Certificates will be an annual rate equal to the excess, if any, of the related Net WAC over approximately [ ]%.
(6)
Notional amount.  The Class 2-AX Certificates will not be entitled to distributions of principal.  The Class 2-AX Certificates will accrue interest on a notional amount equal to the class principal amount of the Class 2-A1 Certificates immediately prior to the related distribution date.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

(7)	The interest rate on the Class 2-AX Certificates will be an annual rate equal to the excess, if any, of the related Net WAC over approximately [ ]%.
(8)
The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the weighted average of the net mortgage rates of the mortgage loans in each pool, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans of each loan pool the aggregate class principal amount of the related class of senior certificates.  The initial interest rate for the Subordinate Certificates with respect to the first distribution date is approximately 4.27210% per annum.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2012-1

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2012-1

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	U.S. Bank National Association

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.

Master Servicer	Wells Fargo Bank, N.A.

Servicers
Pool 1: First Republic Bank approximately 70.98%; Cenlar FSB approximately 10.99%; PHH Mortgage Corporation approximately 9.74%; Select Portfolio Servicing approximately 8.29%.

Pool 2: First Republic Bank approximately 39.89%; Cenlar FSB approximately 27.03%; Select Portfolio Servicing approximately 20.65%; PHH Mortgage Corporation approximately 12.43%.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators
Pool 1: First Republic Bank approximately 70.98%; PrimeLending, a PlainsCapital Company approximately 14.43%; PHH Mortgage Corporation approximately 9.74%; Wintrust Mortgage Corporation, a division of Barrington Bank and Trust approximately 2.37%; Flagstar Capital Markets Corporation approximately 1.02%; Sterling Savings Bank approximately 0.81%; Cole Taylor Bank approximately 0.65%.

Pool 2: First Republic Bank approximately 39.89%; PrimeLending, a PlainsCapital Company approximately 23.83%; Flagstar Capital Markets Corporation approximately 13.58%; PHH Mortgage Corporation approximately 12.43%; Wintrust Mortgage Corporation, a division of Barrington Bank and Trust approximately 4.32%; Sterling Savings Bank approximately 3.62%; Guardhill Financial Corporation approximately 1.37%; Cole Taylor Bank approximately 0.96%.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder
At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates.  If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings
Fitch, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”) will rate the Offered Certificates.  It is expected that the Offered Certificates will be assigned the credit ratings from Fitch and KBRA on page 3 of this Term Sheet.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Cut off Date	The close of business on January 1, 2012.

Expected Closing Date	On or about January 27, 2012.

Expected Investor Settlement Date	On or about January 27, 2012.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day commencing in February 2012.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class 1-A1, Class 1-AX, Class 2-A1 and Class 2-AX Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class 1-A1, Class 1-AX, Class 2-A1, Class 2-AX, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

Pool 1 Certificates	The Class 1-A1 Certificates and Class 1-AX Certificates.

Pool 2 Certificates	The Class 2-A1 Certificates and Class 2-AX Certificates.

The Mortgage Loans
Pool 1: 120 hybrid mortgage loans that generally provide for interest at a fixed rate during an initial period of five, seven or ten years from their origination and at an adjustable rate thereafter and 78 fixed rate mortgage loans that have an original term to maturity of 15 years.

71 mortgage loans in pool 1 (representing approximately 43.57% of the pool 1 mortgage loans) provide for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

Pool 2: 248 fixed rate mortgage loans that have an original term to maturity of 30 years.

8 mortgage loans in pool 2 (representing approximately 3.89% of the pool 2 mortgage loans) provide for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one-to-four family residential properties, condominiums, cooperative units, planned unit developments and townhouses.

Approximately 63.56% of the pool 1 mortgage loans and approximately 35.72% of the pool 2 mortgage loans require prepayment charges if, during the first three, first four or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan.   The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the sum of the principal balance after the prepayment and the amount by which the prepayment exceeds the allowable prepayment of twenty percent (20%) of the original principal balance or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent of the original principal balance, calculated at the interest rate in effect on the date of prepayment.  Prepayment charges will not be paid to certificateholders.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Fees and Expenses
Before distributions are made on the certificates, a monthly fee calculated as 0.25% (or, in the case of the hybrid mortgage loans serviced by PHH Mortgage Corporation, 0.375%) annually on the principal balance of the related mortgage loans will be paid to the Servicers, provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator.  The Master Servicer will be paid a monthly fee calculated as 0.0225% annually on the principal balance of the mortgage loans.  The servicing, master servicing and servicing administrator fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders.  The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account.  The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator.  The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $100,000 annually.

Structure	Senior/subordinate, shifting interest.

Credit Enhancement
Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure.  The Subordinate Certificates are subordinate to, and provide credit enhancement for, all of the Senior Certificates and each class of more senior Subordinate Certificates.

Certificates	Fitch/KBRA	Bond Size	Initial Subordination

Class 1-A1	AAAsf/AAA(sf)	91.75%	8.25%

Class 2-A1	AAAsf/AAA(sf)	91.75%	8.25%

Class B-1	AAsf/AA(sf)	2.65%	5.60%

Class B-2	Asf/A(sf)	2.00%	3.60%

Class B-3	BBBsf/BBB(sf)	1.25%	2.35%

Monthly Advances
The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance.  The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Compensating Interest
Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls which result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month.  If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the master servicing fee.

Reimbursements of Modified Loans
The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

Certificate Principal Amount
For any certificate (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount
The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date.

Senior Percentage (Senior %)
For any Distribution Date and the Class 1-A1 Certificates, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class 1-A1 Certificates prior to any distributions of principal or allocations of Realized Losses on such Distribution Date and the denominator of which is the aggregate stated principal balance of the pool 1 mortgage loans as of the preceding Distribution Date.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

For any Distribution Date and the Class 2-A1 Certificates, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class 2-A1 Certificates prior to any distributions of principal or allocations of Realized Losses on such Distribution Date and the denominator of which is the aggregate stated principal balance of the pool 2 mortgage loans as of the preceding Distribution Date.

Senior Prepayment Percentage	For any Distribution Date and any mortgage pool, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage

February 2012-January 2017	100%

February 2017-January 2018	the related Senior % plus 70% of the related Subordinate %

February 2018-January 2019	the related Senior % plus 60% of the related Subordinate %

February 2019-January 2020	the related Senior % plus 40% of the related Subordinate %

February 2020-January 2021	the related Senior % plus 20% of the related Subordinate %

February 2021 and thereafter	the related Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage for the related mortgage pool on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any distribution date on or after the Distribution Date in February 2017, the Senior Percentage for a mortgage pool exceeds the initial Senior Percentage for that mortgage pool, the related Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Pool 1 or Pool 2 Senior Certificates, as applicable, then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate of the Class Principal Amounts of the related Senior Certificates to below zero, the related Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)
For any Distribution Date and any mortgage pool, the difference between 100% and the related Senior Percentage on that Distribution Date.  The initial Subordinate Percentage for pool 1 will be approximately 8.25% and the initial Subordinate Percentage for pool 2 will be approximately 8.25%.

Aggregate Subordinate Percentage
For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates prior to any distributions of principal or allocation of Realized Losses on such Distribution Date, and the denominator of which is the aggregate stated principal balance of the all of the mortgage loans as of the preceding  Distribution Date.  The initial Aggregate Subordinate Percentage will be approximately 8.25%.

Subordinate Prepayment Percentage	For any Distribution Date and any mortgage pool, the difference between 100% and the related Senior Prepayment Percentage on that Distribution Date.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Class Subordination Percentage
For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal or allocation of Realized Losses on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class 1-AX, Class 2-AX, Class R and Class LT-R Certificates) prior to any distributions of principal or allocations of Realized Losses on that Distribution Date.

Step-Down Test
As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
February 2017-January 2018	30%
February 2018-January 2019	35%
February 2019-January 2020	40%
February 2020-January 2021	45%
February 2021 and thereafter	50%

Realized Loss
An amount equal to (a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Payment Priority
On each Distribution Date, the Available Distribution Amount for pool 1 (in the case of the Pool 1 Certificates), the Available Distribution Amount for pool 2 (in the case of the Pool 2 Certificates) and the Available Distribution Amount for pool 1 and pool 2 (in the case of the Subordinate Certificates) will be distributed in the following order of priority:

First, concurrently, (a) to the Class 1-A1 Certificates and then to the Class 1-AX Certificates, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods and (b) to the Class 2-A1 Certificates and then to the Class 2-AX Certificates, such class’s Interest Distribution Amount and accrued and unpaid Interest Distributions Amounts from prior periods;

Second, concurrently, (a) to the Class 1-A1 Certificates, the Senior Principal Distribution Amount for pool 1, until its Class Principal Amount has been reduced to zero and (b) to the Class 2-A1 Certificates, the Senior Principal Distribution Amount for pool 2, until its Class Principal Amount has been reduced to zero; and

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereon) of the Subordinate Principal Distribution Amount for each of pool 1 and pool 2 until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for pool 1 and pool 2 will be combined and distributed to the remaining senior certificates, first, to pay the Interest Distribution Amount and any accrued and unpaid interest shortfalls concurrently on a pro rata basis (based on the amount of current interest payable to each such class); and second, to pay principal on a pro rata basis (based on the class principal amount of each class).

Credit Support Depletion Date	The date on which the aggregate Class Principal Amount of the subordinate certificates has been reduced to zero.

Interest Distribution Amount
For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’ share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall
For any Distribution Date and any mortgage pool, the sum of (i) any Net Prepayment Interest Shortfalls for that mortgage pool and that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan in that mortgage pool that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Net Prepayment Interest Shortfall
For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

Senior Principal Distribution Amount
On each Distribution Date, the related mortgage pool’s Available Distribution Amount remaining after payment of interest with respect to the related Senior Certificates, as applicable, up to the amount of the related Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class 1-A1 Certificates and Class 2-A1 Certificates, as applicable.

The “Senior Principal Distribution Amount” with respect to the Class 1-A1 Certificates and Class 2-A1 Certificates, as applicable, for any Distribution Date will equal the sum of:

(1)  the product of (a) the related Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the related mortgage pool on the related due date, whether or not received;

(2)  the product of (a) the related Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan in the related mortgage pool during the related prepayment period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan in the related mortgage pool that was finally liquidated during the related prepayment period) representing or allocable to recoveries of principal of the mortgage loans in the related mortgage pool received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan in the related mortgage pool purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3)  with respect to each mortgage loan in the related mortgage pool that became a liquidated mortgage loan during the related prepayment period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the related Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the related mortgage loan at the time of liquidation; and

(4)  any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Pool 1 Certificates or Pool 2 Certificates, as applicable, from prior Distribution Dates.

plus the sum of:

(A) if the aggregate Class Principal Amount of the related senior certificates has been reduced to zero, principal paid from the Available Distribution Amount from the non-related mortgage pool as described under “Cross Collateralization – Rapid Prepayments” below; and

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(B) in the case of an Undercollateralized Group, the Total Transfer Amount paid to such Undercollateralized Group from the Available Distribution Amount for the Overcollateralized Group as described under “Cross Collateralization – Disproportionate Realized Losses” below.

If on any Distribution Date the allocation to the Class 1-A1 Certificates and Class 2-A1 Certificates of related full and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the related Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the Class Principal Amount of such certificates to zero.

In addition, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates was reduced to less than or equal to 1.05% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amounts for each succeeding Distribution Date will include all principal collections on the mortgage loans in the related mortgage pool distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero, until the aggregate of the Class Principal Amount of the Class 1-A1 Certificates and Class 2-A1 Certificates is reduced to zero.

In addition, until the Class Principal Amounts of the Class 1-A1 Certificates and Class 2-A1 Certificates are reduced to zero, if on any Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is less than 8.25%, the related Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the related mortgage loans distributable on that distribution date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount
For each Distribution Date and any mortgage pool, an amount equal to the sum of the following:

(1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan in the related mortgage pool due during the related due period, whether or not received;

(2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan in the related mortgage pool during the related prepayment period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan in the related mortgage pool that was finally liquidated during the related prepayment period), representing or allocable to recoveries of principal of mortgage loans in the related mortgage pool received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan in the related mortgage pool that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans in the related mortgage pool paid by a party exercising its right to terminate the trust fund;

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(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan in the related mortgage pool that was finally liquidated during the related prepayment period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;

Minus the sum of:

(A) if the aggregate Class Principal Amount of the Class 1-A1 or Class 2-A1 Certificates has been reduced to zero, principal paid from the Available Distribution Amount from the related mortgage pool to the Class 1-A1 or Class 2-A1 Certificates, as applicable, as described under “Cross Collateralization” below; and

(B) the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the senior certificates related to an Undercollaterlized Group, as described under “Cross Collateralization” below.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date.  Instead, the related Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class was reduced to less than or equal to 1.05% of the stated principal balance of the mortgage loans as of the closing date, the portion of each Subordinate Principal Distribution Amount otherwise distributable to such class or classes on each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and the excess, if any, will be included in the related Senior Principal Distribution Amount for such Distribution Date.

If on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates was reduced to less than or equal to 1.05% of the stated principal balance of the mortgage loans as of the closing date, the related Senior Principal Distribution Amount for each succeeding Distribution Date will include all principal collections on the mortgage loans in the related mortgage pool distributable on that Distribution Date, and each Subordinate Principal Distribution Amount will be zero, until the Class Principal Amount of the Class 1-A1 Certificates and Class 2-A1 Certificates are reduced to zero, then all principal collections on the mortgage loans in the related mortgage pool distributable on that Distribution Date will be paid to the Subordinate Certificates then outstanding, sequentially in order of payment priority, until the Class Principal Amount of each such class is reduced to zero.

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Available Distribution Amount
With respect to any Distribution Date and any mortgage pool, the sum of the following amounts with respect to the mortgage loans included in the related mortgage pool: (i) all scheduled payments of interest (net of the servicing fees, the servicing administrator fee and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof;  (ii) insurance proceeds received during the related prepayment period; (iii) liquidation proceeds received during the related prepayment period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related prepayment period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the related mortgage loans during the related prepayment period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans in the related mortgage pool and terminate the trust fund, if applicable;

minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to the product of (a) the applicable Pool Percentage and (b) all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively).

The “Pool Percentage” for each mortgage pool and any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the mortgage loans in such mortgage pool prior to any payments of principal on such Distribution Date and the denominator of which is the sum of the aggregate principal balance of all of the mortgage loans prior to any payments of principal on such Distribution Date.

Cross Collateralization	The priority of distributions with respect to pool 1 and pool 2 will be subject to change if any of pool 1 or pool 2 is either subject to rapid prepayments or disproportionately high realized losses.

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Rapid Prepayments

Cross collateralization due to rapid prepayments in either pool 1 or pool 2 will occur when (i) the Class Principal Amount of the Class 1-A1 Certificates or Class 2-A1 Certificates has been reduced to zero; (ii) there are still Subordinate Certificates outstanding; and (iii) either (a) the Aggregate Subordinate Percentage on that date is less than 8.25% of the Aggregate Subordinate Percentage as of the closing date or (b) the outstanding principal balance of the mortgage loans in pool 1 or pool 2 delinquent 60 days or more averaged over the last six months, as a percentage of the pool’s applicable Pool Subordinate Amount, is greater than or equal to 50%.

When all of these three conditions are satisfied, and (1) the Pool 1 Certificates have been reduced to zero, all principal received or advanced with respect to the mortgage loans in pool 1 or pool 2 will be applied as a distribution of principal to the Class 2-A1 Certificates rather than be applied as a principal distribution to the Subordinate Certificates or (2) the Pool 2 Certificates have been reduced to zero, all principal received or advanced with respect to the mortgage loans in pool 1 or pool 2 will be applied as a distribution of principal to the Class 1-A1 Certificates rather than be applied as a principal distribution to the Subordinate Certificates.  In each case, such principal would be distributed in the same priority as those Senior Certificates would receive other distributions of principal.

Disproportionate Realized Losses

Cross collateralization due to disproportionate realized losses will occur when realized losses of pool 1 or pool 2 exceed the related Pool Subordinate Amount for that mortgage pool resulting in undercollateralization, that is, the principal balance of the mortgage loans in that mortgage pool will be less than the Class Principal Amount of the related certificate group being supported by those mortgage loans.  In that situation, payments on the mortgage loans in the other mortgage pool will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized certificate group.

If, on any Distribution Date, the aggregate Class Principal Amount of the Pool 1 Certificates or the Pool 2 Certificates is greater than the aggregate stated principal balance of the mortgage loans in the related mortgage pool (such certificate group, the “Undercollateralized Group” and the other certificate group,  the “Overcollateralized Group”), then until the occurrence of the Credit Support Depletion Date, the priority of distributions will be altered as follows:

The Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related senior certificates of that group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group (the “Total Transfer Amount”) equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group will be distributed first to the Senior Certificates related to the Undercollateralized Group, in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, to the extent required so that such certificate group will no longer qualify as an Undercollateralized Group; and (2) second, any remaining amount will be distributed sequentially, to the Subordinate Certificates as interest and then principal with both interest and principal being paid to one class before any payments are made to the next class.

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The “Pool Subordinate Amount” for each mortgage pool and any Distribution Date will be the excess of the aggregate stated principal balance of the mortgage loans in such mortgage pool as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the Class Principal Amounts of the Pool 1 Certificates or the Pool 2 Certificates, as applicable, immediately prior to such Distribution Date.

On each Distribution Date, the “Interest Transfer Amount” for an Undercollateralized Group will equal one month’s interest on the applicable Principal Transfer Amount at such mortgage pool’s weighted average Net Mortgage Rate, plus any shortfall of interest on the Senior Certificates of such Undercollateralized Group from prior Distribution Dates.

On each Distribution Date, the “Principal Transfer Amount” for an Undercollateralized Group will equal the excess of the aggregate Class Principal Amount of the senior certificates related to that Undercollateralized Group over the aggregate stated principal balance of the mortgage loans in that mortgage pool.

The payment of interest to the certificates related to an Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the subordinate certificates. In addition, after the aggregate of the Class Principal Amounts of the subordinate certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

Applicable Credit Support Percentage
For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	8.25%
B-2	5.60%
B-3	3.60%
B-4	2.35%
B-5	1.05%

Allocation of Realized Losses
If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class 1-A1 Certificates (in the case of Realized Losses on the pool 1 mortgage loans) and Class 2-A1 Certificates (in the case of Realized Losses on the pool 2 mortgage loans).  In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

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Sponsor’s Risk Retention
The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4, Class B-5, Class R and Class LT-R Certificates. The Sponsor or one or more of its affiliates will continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates (the “Retained Certificates”) until such time as regulations governing sponsor/seller risk retention have been finalized and become effective. Once regulations have become effective, the Sponsor or one or more of its affiliates may cease to retain any portion of the Retained Certificates that are in excess of what is then required to be retained under applicable regulations, regardless of whether those regulations retroactively apply to the certificates. If those regulations require sponsors or sellers to retain a larger portion of the certificates than previously retained, the Sponsor or one or more of its affiliates do not currently intend to correspondingly increase their holdings of certificates.

Dispute Resolution
In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator, such Originator has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call
On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment
The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes.  Certain of the Offered Certificates may be issued with original issue discount for federal income tax purposes.

ERISA Considerations
Each beneficial owner of Class 1-A1, Class 1-AX, Class 2-A1, Class 2-AX, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that are placed by an underwriter shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such Class 1-A1, Class 1-AX, Class 2-A1, Class 2-AX, Class B-1, Class B-2 and Class B-3 Certificates, as applicable, in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Class 1-A1, Class 1-AX, Class 2-A1, Class 2-AX, Class B-1, Class B-2 and Class B-3 Certificates, as applicable, must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s,  Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

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Mortgage Pass-Through Certificates, Series 2012-1
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SMMEA Treatment
The Senior Certificates and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

Stated Final Maturity Date	The payment date in January 2042. The actual final payment date could be substantially earlier.

Record Date	For any Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans
The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 70.6% (by number of mortgage loans) of the mortgage loans.  The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor.  The Sponsor also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 70.6% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination.  In some cases, the review included the review of a Limited Desktop Appraisal Analysis (LDAA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder
The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Default Oversight
The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

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Substitution Amount
For any month in which an originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the net mortgage rate.

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Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$415,728,134	$221,342	$2,995,000
Number of Mortgage Loans:	446
30 Years Fixed Percentage:	52.88%
15 Years Fixed Percentage:	16.62%
Hybrid Percentage:	30.50%
Average Scheduled Principal Balance:	$932,126
Weighted Average Gross Coupon:	4.549%	2.950%	5.500%
Weighted Average Seasoning:	5	1	26
Weighted Average Months to Next Rate Adjustment(2):	102	45	118
Weighted Average Original LTV Ratio:	62.80%	9.17%	80.00%
Weighted Average Original Combined LTV Ratio(1):	64.95%	11.80%	80.00%
Weighted Average Original Credit Score:	770	662	821
Weighted Average Debt-to-Income Ratio:	28.98%	3.32%	57.16%
Interest Only (10 Years) Loans Percentage:	22.59%
Weighted Average Gross Margin(2):	1.783%	1.350%	2.250%
Weighted Average Initial Periodic Rate Cap(2) (3):	5.000%	5.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap(2) (3):	2.000%	2.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate(2):	9.278%	7.950%	10.375%
Weighted Average Gross Minimum Lifetime Rate(2):	2.730%	2.250%	2.900%
Weighted Average Original Term:	330	180	360
Weighted Average Stated Remaining Term:	325	167	359
First Lien Percentage:	100%
Loans with Seconds at Origination:	16.11%
(1) The weighed average combined loan-to-value ratio of the mortgage loans at origination was approximately 64.95%.  The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the related second mortgage.  Using only the drawn amount of the related second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 64.82%
(2) Describes the Hybrid mortgage loans only
(3) 73.25% of the Hybrid mortgage loans do not have an Initial Periodic Rate Cap or a Subsequent Periodic Rate Cap.  These Hybrid mortgage loans are subject to a minimum floor of approximately 2.900% and the related maximum rate on the mortgage loans.

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Pool 1 Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15 Year Fixed Rate	78	69,085,517.73	35.27	885,711.77	4.259	770	55.26	58.91
Hybrid 5 Year Fixed	21	16,778,994.76	8.57	798,999.75	3.829	768	71.42	72.37
Hybrid 7 Year Fixed	11	12,532,019.69	6.40	1,139,274.52	4.120	777	62.56	62.56
Hybrid 10 Year Fixed	88	97,497,568.02	49.77	1,107,926.91	4.372	771	60.00	63.04
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
432,400.00 - 500,000.00	12	5,519,841.41	2.82	459,986.78	4.292	786	57.77	57.77
500,000.01 - 600,000.00	20	11,089,257.97	5.66	554,462.90	4.218	780	60.92	61.84
600,000.01 - 700,000.00	30	19,043,274.00	9.72	634,775.80	4.118	767	60.36	63.41
700,000.01 - 800,000.00	17	12,399,959.62	6.33	729,409.39	4.155	764	60.89	64.30
800,000.01 - 900,000.00	16	13,518,454.11	6.90	844,903.38	4.243	777	63.77	64.95
900,000.01 - 1,000,000.00	34	32,669,742.96	16.68	960,874.79	4.251	777	60.54	64.16
1,000,000.01 - 1,100,000.00	20	21,270,927.67	10.86	1,063,546.38	4.177	769	52.15	56.00
1,100,000.01 - 1,200,000.00	6	7,098,785.47	3.62	1,183,130.91	4.412	761	58.40	64.04
1,200,000.01 - 1,300,000.00	7	8,596,766.73	4.39	1,228,109.53	4.128	787	64.59	67.58
1,300,000.01 - 1,400,000.00	1	1,315,000.00	0.67	1,315,000.00	4.000	708	57.17	57.17
1,400,000.01 - 1,500,000.00	7	10,168,502.26	5.19	1,452,643.18	4.400	744	53.22	57.47
1,500,000.01 - 1,600,000.00	2	3,106,520.39	1.59	1,553,260.19	4.552	794	67.80	67.80
1,600,000.01 - 1,700,000.00	8	13,163,376.41	6.72	1,645,422.05	4.307	759	62.92	63.40
1,700,000.01 - 1,800,000.00	5	8,660,126.74	4.42	1,732,025.35	4.530	777	52.33	60.42
1,800,000.01 - 1,900,000.00	2	3,658,750.00	1.87	1,829,375.00	4.298	783	77.51	77.51
1,900,000.01 - 2,000,000.00	5	9,735,320.83	4.97	1,947,064.17	4.740	780	53.21	55.26
2,000,000.01 - 2,100,000.00	1	2,049,833.33	1.05	2,049,833.33	4.000	756	52.56	65.00
2,100,000.01 - 2,200,000.00	2	4,253,109.98	2.17	2,126,554.99	4.580	787	62.52	62.52
2,700,000.01 - 2,800,000.00	1	2,742,000.00	1.40	2,742,000.00	3.950	797	67.54	70.00
2,900,000.01 - 3,000,000.00	2	5,834,550.32	2.98	2,917,275.16	4.049	730	62.21	62.21
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The average loan balance of the mortgage loans in pool 1 at origination was approximately $1,005,679.21.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Principal Balances of the Mortgage Loans as of the Cut-off Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
407,206.03 - 500,000.00	14	6,499,642.71	3.32	464,260.19	4.182	784	54.69	56.14
500,000.01 - 600,000.00	23	12,926,368.03	6.60	562,016.00	4.261	778	58.47	62.28
600,000.01 - 700,000.00	30	19,695,253.99	10.05	656,508.47	4.088	767	60.73	61.68
700,000.01 - 800,000.00	12	8,931,068.27	4.56	744,255.69	4.215	762	66.22	69.95
800,000.01 - 900,000.00	17	14,389,322.99	7.35	846,430.76	4.234	778	62.00	65.39
900,000.01 - 1,000,000.00	33	31,798,874.08	16.23	963,602.24	4.255	776	61.26	63.94
1,000,000.01 - 1,100,000.00	21	22,336,107.09	11.40	1,063,624.15	4.183	771	52.71	56.38
1,100,000.01 - 1,200,000.00	7	8,274,232.05	4.22	1,182,033.15	4.389	767	57.84	65.20
1,200,000.01 - 1,300,000.00	5	6,356,140.73	3.24	1,271,228.15	4.076	782	66.57	67.32
1,300,000.01 - 1,400,000.00	1	1,315,000.00	0.67	1,315,000.00	4.000	708	57.17	57.17
1,400,000.01 - 1,500,000.00	7	10,168,502.26	5.19	1,452,643.18	4.400	744	53.22	57.47
1,500,000.01 - 1,600,000.00	3	4,706,515.49	2.40	1,568,838.50	4.602	792	57.92	57.92
1,600,000.01 - 1,700,000.00	9	14,920,960.87	7.62	1,657,884.54	4.297	756	60.86	61.70
1,700,000.01 - 1,800,000.00	3	5,302,547.18	2.71	1,767,515.73	4.581	786	58.72	70.78
1,800,000.01 - 1,900,000.00	3	5,543,021.37	2.83	1,847,673.79	4.536	777	64.20	64.20
1,900,000.01 - 2,000,000.00	4	7,851,049.46	4.01	1,962,762.37	4.677	783	56.78	59.32
2,000,000.01 - 2,100,000.00	1	2,049,833.33	1.05	2,049,833.33	4.000	756	52.56	65.00
2,100,000.01 - 2,200,000.00	2	4,253,109.98	2.17	2,126,554.99	4.580	787	62.52	62.52
2,700,000.01 - 2,800,000.00	1	2,742,000.00	1.40	2,742,000.00	3.950	797	67.54	70.00
2,800,000.01 - 2,900,000.00	1	2,839,550.32	1.45	2,839,550.32	4.100	756	62.83	62.83
2,900,000.01 - 2,995,000.00	1	2,995,000.00	1.53	2,995,000.00	4.000	706	61.63	61.63
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The average loan balance of the mortgage loans in pool 1as of the cut-off date was approximately $989,364.14.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.950 - 3.000	4	3,937,278.88	2.01	984,319.72	2.975	784	67.50	67.50
3.001 - 3.250	2	1,179,352.01	0.60	589,676.01	3.186	772	71.54	71.54
3.251 - 3.500	6	4,162,605.47	2.12	693,767.58	3.440	777	56.68	60.51
3.501 - 3.750	19	13,401,014.11	6.84	705,316.53	3.701	772	56.19	60.89
3.751 - 4.000	48	50,222,159.84	25.64	1,046,295.00	3.955	771	57.19	59.17
4.001 - 4.250	39	41,274,546.12	21.07	1,058,321.70	4.172	772	61.91	65.83
4.251 - 4.500	21	20,667,008.87	10.55	984,143.28	4.420	765	64.95	66.93
4.501 - 4.750	32	33,741,408.92	17.22	1,054,419.03	4.674	767	54.86	58.47
4.751 - 5.000	18	16,953,514.02	8.65	941,861.89	4.905	771	59.35	62.95
5.001 - 5.250	6	7,321,286.20	3.74	1,220,214.37	5.143	770	67.77	67.77
5.251 - 5.400	3	3,033,925.78	1.55	1,011,308.59	5.369	787	61.89	61.89
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average gross mortgage rate of the mortgage loans in pool 1 as of the cut-off date was approximately 4.269%.

Pool 1 Seasoning of the Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2	20	17,212,239.98	8.79	860,612.00	3.853	762	57.32	60.47
3	28	28,561,143.95	14.58	1,020,040.86	4.008	772	60.20	62.83
4	30	28,716,902.89	14.66	957,230.10	3.969	776	59.10	60.14
5	10	8,156,518.04	4.16	815,651.80	3.899	777	73.58	73.58
6	18	18,553,555.89	9.47	1,030,753.11	4.351	775	63.20	65.95
7	17	15,845,147.69	8.09	932,067.51	4.532	776	64.66	66.73
8	14	12,347,640.61	6.30	881,974.33	4.453	767	69.59	69.59
9	9	7,899,506.93	4.03	877,722.99	4.874	754	68.42	71.67
10	10	12,015,595.95	6.13	1,201,559.60	4.768	764	49.24	54.12
11	13	13,971,722.76	7.13	1,074,747.90	4.434	773	48.52	55.74
12	17	16,468,354.22	8.41	968,726.72	4.259	763	51.35	55.15
13	5	6,335,550.32	3.23	1,267,110.06	4.426	774	47.69	49.14
15	5	6,900,000.00	3.52	1,380,000.00	4.571	776	62.55	71.85
17	1	765,220.98	0.39	765,220.98	4.750	772	80.00	80.00
26	1	2,145,000.00	1.09	2,145,000.00	5.200	782	65.00	65.00
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average seasoning of the mortgage loans in pool 1 as of the cut-off date was approximately 7 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Months to Next Rate Adjustment Date of the Hybrid Mortgage Loans
Months to Next Rate Adjustment (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
45	1	1,650,000.00	1.30	1,650,000.00	4.350	745	78.57	78.57
52	4	2,547,661.30	2.01	636,915.32	4.237	738	78.32	78.32
53	1	1,098,600.00	0.87	1,098,600.00	3.750	771	67.90	67.90
54	4	2,866,001.03	2.26	716,500.26	4.097	779	75.04	75.04
55	3	2,608,787.15	2.06	869,595.72	3.659	760	78.73	78.73
56	4	2,751,128.35	2.17	687,782.09	3.185	790	57.16	57.16
58	5	5,401,816.94	4.26	1,080,363.39	4.305	781	65.96	68.90
76	5	4,456,759.37	3.51	891,351.87	4.210	763	63.73	63.73
77	2	3,168,484.19	2.50	1,584,242.10	4.017	786	60.00	60.00
78	1	793,026.13	0.63	793,026.13	4.000	805	34.04	34.04
79	1	918,750.00	0.72	918,750.00	2.950	788	75.00	75.00
82	1	1,050,000.00	0.83	1,050,000.00	2.950	764	70.95	70.95
103	1	765,220.98	0.60	765,220.98	4.750	772	80.00	80.00
105	4	5,250,000.00	4.14	1,312,500.00	4.640	785	57.51	69.74
107	4	3,496,000.00	2.76	874,000.00	4.691	790	35.39	38.02
108	1	564,294.12	0.44	564,294.12	5.125	802	63.79	63.79
109	2	3,560,000.00	2.81	1,780,000.00	4.825	782	46.89	52.50
110	4	5,317,175.43	4.19	1,329,293.86	5.045	762	52.50	59.59
111	3	2,480,681.54	1.96	826,893.85	4.952	754	78.76	78.76
112	3	3,792,750.00	2.99	1,264,250.00	4.758	785	74.54	74.54
113	10	7,676,142.52	6.05	767,614.25	4.752	765	67.66	68.31
114	13	14,894,528.73	11.75	1,145,732.98	4.419	773	62.48	65.90
115	5	3,628,597.30	2.86	725,719.46	4.284	785	72.19	72.19
116	17	20,356,632.96	16.05	1,197,449.00	4.051	772	57.16	58.64
117	16	20,269,890.27	15.98	1,266,868.14	4.043	767	62.48	64.69
118	5	5,445,654.17	4.29	1,089,130.83	4.113	745	47.95	54.18
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
The weighted average months to next rate adjustment of the Hybrid mortgage loans in pool 1 as of the cut-off date was approximately 102 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
9.17 - 10.00	2	1,796,581.70	0.92	898,290.85	4.459	801	9.26	19.37
10.01 - 15.00	1	1,050,000.00	0.54	1,050,000.00	4.000	812	11.80	11.80
15.01 - 20.00	5	3,304,183.38	1.69	660,836.68	4.114	755	18.15	44.23
20.01 - 25.00	4	3,560,717.76	1.82	890,179.44	4.285	769	21.55	21.55
25.01 - 30.00	3	2,394,166.51	1.22	798,055.50	4.224	777	27.10	27.10
30.01 - 35.00	7	6,592,960.60	3.37	941,851.51	4.203	781	32.39	38.30
35.01 - 40.00	9	11,575,573.21	5.91	1,286,174.80	4.540	769	38.14	46.89
40.01 - 45.00	6	5,496,356.37	2.81	916,059.40	4.113	776	43.86	56.79
45.01 - 50.00	17	14,667,492.56	7.49	862,793.68	4.108	769	47.45	51.13
50.01 - 55.00	10	11,639,066.44	5.94	1,163,906.64	4.127	768	53.13	62.50
55.01 - 60.00	26	29,564,248.25	15.09	1,137,086.47	4.413	770	57.77	59.43
60.01 - 65.00	20	21,887,712.20	11.17	1,094,385.61	4.241	767	63.13	64.09
65.01 - 70.00	28	29,794,167.98	15.21	1,064,077.43	4.139	774	68.51	69.03
70.01 - 75.00	22	20,484,496.52	10.46	931,113.48	4.346	764	74.28	74.28
75.01 - 80.00	38	32,086,376.73	16.38	844,378.33	4.313	773	79.66	79.66
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average loan-to-value ratio of the mortgage loans in pool 1 at origination was approximately 59.47%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
11.80 - 15.00	1	1,050,000.00	0.54	1,050,000.00	4.000	812	11.80	11.80
15.01 - 20.00	2	1,771,432.54	0.90	885,716.27	4.418	772	13.08	18.25
20.01 - 25.00	5	4,257,299.46	2.17	851,459.89	4.238	772	19.56	21.68
25.01 - 30.00	3	2,394,166.51	1.22	798,055.50	4.224	777	27.10	27.10
30.01 - 35.00	5	4,039,700.94	2.06	807,940.19	4.101	775	32.19	32.19
35.01 - 40.00	6	7,140,475.30	3.65	1,190,079.22	4.625	767	34.82	37.00
40.01 - 45.00	3	1,836,490.30	0.94	612,163.43	4.063	780	43.73	43.73
45.01 - 50.00	12	10,651,459.98	5.44	887,621.67	4.184	765	46.14	48.02
50.01 - 55.00	9	9,498,378.61	4.85	1,055,375.40	3.997	763	44.45	51.66
55.01 - 60.00	30	33,272,923.62	16.99	1,109,097.45	4.405	771	53.86	57.74
60.01 - 65.00	22	24,652,747.61	12.58	1,120,579.44	4.235	769	59.83	63.13
65.01 - 70.00	32	33,618,183.11	17.16	1,050,568.22	4.119	774	66.67	68.64
70.01 - 75.00	29	28,613,867.45	14.61	986,685.08	4.360	770	68.44	73.92
75.01 - 80.00	39	33,096,974.78	16.90	848,640.38	4.303	771	79.37	79.63
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighed average combined loan-to-value ratio of the mortgage loans in pool 1 at origination was approximately 62.35%.  The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the related second mortgage.  Using only the drawn amount of the related second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 62.34%

Pool 1 Credit Scores of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
690 - 700	3	2,538,437.21	1.30	846,145.74	4.123	694	67.20	70.53
701 - 720	9	10,751,269.20	5.49	1,194,585.47	4.239	710	57.87	59.64
721 - 740	15	15,452,351.47	7.89	1,030,156.76	4.395	730	62.05	62.37
741 - 760	31	32,292,311.09	16.48	1,041,687.45	4.261	751	57.66	61.86
761 - 780	46	44,462,282.03	22.70	966,571.35	4.281	771	60.81	63.16
781 - 800	67	67,982,062.07	34.70	1,014,657.64	4.289	790	59.27	62.63
801 - 819	27	22,415,387.14	11.44	830,199.52	4.145	805	58.12	60.96
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average credit score of the mortgage loans in pool 1 at origination was approximately 771.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
9,917.00 - 10,000.00	1	625,000.00	0.32	625,000.00	3.900	772	48.08	48.08
10,000.01 - 20,000.00	29	18,944,597.25	9.67	653,261.97	4.212	774	65.93	66.75
20,000.01 - 30,000.00	46	39,066,885.68	19.94	849,280.12	4.241	774	64.14	65.47
30,000.01 - 40,000.00	33	30,521,380.86	15.58	924,890.33	4.246	765	65.15	67.85
40,000.01 - 50,000.00	17	17,180,306.95	8.77	1,010,606.29	4.252	771	63.22	63.84
50,000.01 - 60,000.00	22	26,490,214.68	13.52	1,204,100.67	4.244	774	56.22	60.48
60,000.01 - 70,000.00	12	14,006,362.96	7.15	1,167,196.91	4.329	769	56.38	58.27
70,000.01 - 80,000.00	7	6,240,102.18	3.19	891,443.17	4.115	779	52.04	62.95
80,000.01 - 90,000.00	2	2,760,647.88	1.41	1,380,323.94	4.600	761	56.61	69.68
90,000.01 - 100,000.00	4	4,064,779.99	2.07	1,016,195.00	4.285	784	42.55	52.26
100,000.01 - 513,926.00	25	35,993,821.77	18.37	1,439,752.87	4.360	767	51.61	54.96
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average monthly income of the mortgage borrower in pool 1 at origination was approximately $75,023.92.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
3.32 - 5.00	2	3,713,222.13	1.90	1,856,611.06	4.080	793	64.32	64.32
5.01 - 10.00	7	8,288,907.45	4.23	1,184,129.64	4.380	786	41.64	44.14
10.01 - 15.00	18	20,639,083.72	10.54	1,146,615.76	4.255	766	57.56	62.97
15.01 - 20.00	25	21,299,340.84	10.87	851,973.63	4.099	767	59.29	61.92
20.01 - 25.00	29	30,531,603.08	15.59	1,052,813.90	4.270	767	62.13	66.45
25.01 - 30.00	39	39,141,927.13	19.98	1,003,639.16	4.234	774	59.09	62.28
30.01 - 35.00	25	24,356,819.71	12.43	974,272.79	4.334	771	61.08	62.58
35.01 - 40.00	22	19,396,228.38	9.90	881,646.74	4.399	773	60.22	62.64
40.01 - 45.00	21	20,230,677.96	10.33	963,365.62	4.280	767	62.55	64.33
45.01 - 50.00	6	4,367,591.39	2.23	727,931.90	4.271	780	57.01	57.01
50.01 - 55.00	3	2,228,698.42	1.14	742,899.47	4.147	787	62.24	62.24
55.01 - 57.16	1	1,700,000.00	0.87	1,700,000.00	4.900	710	56.67	56.67
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average debt-to-income ratio of the mortgage loans in pool 1 at origination was approximately 27.10%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
18,464.22 - 50,000.00	4	2,262,321.24	1.15	565,580.31	4.239	786	68.20	68.20
50,000.01 - 100,000.00	11	7,191,190.83	3.67	653,744.62	4.157	769	70.79	71.39
100,000.01 - 150,000.00	12	9,585,650.40	4.89	798,804.20	4.128	768	67.66	69.17
150,000.01 - 200,000.00	12	7,880,410.74	4.02	656,700.90	4.237	779	73.15	73.15
200,000.01 - 250,000.00	12	8,732,887.10	4.46	727,740.59	4.250	767	58.29	66.21
250,000.01 - 300,000.00	15	12,678,900.07	6.47	845,260.00	4.216	774	66.87	68.63
300,000.01 - 350,000.00	11	10,185,472.91	5.20	925,952.08	4.268	770	67.19	70.84
350,000.01 - 400,000.00	6	5,592,106.68	2.85	932,017.78	4.308	773	64.57	64.57
400,000.01 - 450,000.00	4	4,411,000.00	2.25	1,102,750.00	4.247	737	65.60	66.81
450,000.01 - 500,000.00	8	8,963,135.10	4.58	1,120,391.89	4.567	779	70.61	70.61
500,000.01 - 550,000.00	5	5,069,974.50	2.59	1,013,994.90	4.622	747	49.01	49.01
550,000.01 - 600,000.00	3	2,857,549.60	1.46	952,516.53	4.498	760	68.50	68.50
600,000.01 - 650,000.00	6	7,969,780.58	4.07	1,328,296.76	4.461	786	62.98	66.10
650,000.01 - 700,000.00	3	1,832,944.08	0.94	610,981.36	4.043	769	57.65	57.65
700,000.01 - 750,000.00	4	2,879,556.30	1.47	719,889.07	4.578	790	67.44	67.44
750,000.01 - 800,000.00	3	3,971,245.93	2.03	1,323,748.64	4.472	755	43.11	50.34
800,000.01 - 850,000.00	2	2,179,391.41	1.11	1,089,695.71	4.288	793	63.60	63.60
850,000.01 - 900,000.00	4	4,635,266.54	2.37	1,158,816.64	4.011	767	66.25	66.25
900,000.01 - 950,000.00	2	2,982,390.78	1.52	1,491,195.39	4.282	795	38.74	42.39
950,000.01 - 1,000,000.00	1	1,100,000.00	0.56	1,100,000.00	4.200	725	69.84	69.84
1,000,000.01 - 69,302,224.00	70	82,932,925.41	42.34	1,184,756.08	4.227	770	52.83	57.02
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average verified assets of the mortgage borrowers in pool 1 at origination was approximately $2,874,122.85.

Pool 1 Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	122	119,904,910.72	61.21	982,827.14	4.274	771	60.56	63.52
Self-Employed	76	75,989,189.48	38.79	999,857.76	4.262	769	57.75	60.51
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
120	71	85,342,154.75	43.57	1,202,002.18	4.340	768	60.10	63.39
None	127	110,551,945.46	56.43	870,487.76	4.215	772	58.98	61.55
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Primary	171	169,913,345.44	86.74	993,645.29	4.258	771	59.58	62.90
Second Home	19	18,094,504.64	9.24	952,342.35	4.367	772	57.47	57.47
Investor	8	7,886,250.13	4.03	985,781.27	4.288	764	61.62	61.62
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Rate/Term Refinance	108	106,592,836.88	54.41	986,970.71	4.244	771	54.35	57.85
Purchase	76	74,819,951.66	38.19	984,473.05	4.321	771	67.83	69.64
Cash Out Refinance	14	14,481,311.66	7.39	1,034,379.40	4.191	765	53.96	57.81
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family Detached	129	130,720,332.12	66.73	1,013,335.91	4.240	768	58.78	62.13
PUD	35	31,450,221.90	16.05	898,577.77	4.279	775	63.36	65.48
Condo	26	24,947,951.03	12.74	959,536.58	4.354	772	64.46	64.93
Co-op	7	7,575,595.16	3.87	1,082,227.88	4.379	781	42.68	45.32
Two-Four Family	1	1,200,000.00	0.61	1,200,000.00	4.800	800	35.19	58.65
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
California	95	102,002,799.94	52.07	1,073,713.68	4.318	772	57.56	62.34
New York	22	31,785,948.53	16.23	1,444,815.84	4.389	760	55.52	56.36
Texas	25	17,459,439.65	8.91	698,377.59	4.101	775	65.38	66.21
Massachusetts	9	8,508,192.88	4.34	945,354.76	4.038	763	69.61	69.61
Illinois	7	5,260,447.35	2.69	751,492.48	3.840	777	58.24	61.24
Colorado	6	4,986,653.39	2.55	831,108.90	4.463	769	68.65	68.65
Utah	4	4,986,981.37	2.55	1,246,745.34	4.418	758	57.73	57.73
New Jersey	4	2,851,742.36	1.46	712,935.59	4.500	791	69.57	69.57
Florida	4	2,732,903.41	1.40	683,225.85	4.301	779	66.84	66.84
Maryland	4	2,619,743.01	1.34	654,935.75	4.063	759	42.19	42.19
Washington	3	2,305,822.96	1.18	768,607.65	4.102	790	73.99	73.99
Tennessee	2	1,493,508.44	0.76	746,754.22	3.954	804	72.11	72.11
Wisconsin	2	1,497,818.01	0.76	748,909.01	3.656	790	57.52	71.05
Indiana	1	987,545.74	0.50	987,545.74	3.875	775	62.49	62.49
Michigan	2	948,698.03	0.48	474,349.02	4.125	759	69.90	69.90
Missouri	1	864,000.00	0.44	864,000.00	4.375	751	80.00	80.00
North Carolina	1	823,396.33	0.42	823,396.33	3.500	800	70.00	70.00
Arkansas	1	812,147.75	0.41	812,147.75	4.250	796	68.50	68.50
District of Columbia	1	806,492.34	0.41	806,492.34	3.750	750	45.32	45.32
Oregon	1	684,634.86	0.35	684,634.86	3.900	767	70.00	70.00
New Mexico	1	564,294.12	0.29	564,294.12	5.125	802	63.79	63.79
Nevada	1	479,007.60	0.24	479,007.60	3.875	802	58.79	58.79
Kentucky	1	431,882.13	0.22	431,882.13	3.750	812	65.00	65.00
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
San Francisco , CA	35	36,823,303.33	18.80	1,052,094.38	4.363	777	55.80	62.24
New York , NY	13	18,950,115.48	9.67	1,457,701.19	4.351	762	50.11	51.53
Los Angeles , CA	6	6,339,166.91	3.24	1,056,527.82	4.461	769	57.44	60.49
Hillsborough , CA	3	4,989,833.33	2.55	1,663,277.78	4.007	774	60.60	69.82
Newport Beach , CA	3	4,946,324.79	2.52	1,648,774.93	4.392	759	48.86	52.55
Palo Alto , CA	3	3,872,718.91	1.98	1,290,906.30	3.979	753	55.79	61.14
Houston , TX	4	3,260,520.52	1.66	815,130.13	4.080	758	59.48	59.48
Holladay , UT	2	3,109,876.46	1.59	1,554,938.23	4.469	731	51.07	51.07
Irvine , CA	2	2,723,399.33	1.39	1,361,699.67	4.662	792	56.92	67.15
Nantucket , MA	2	2,665,486.36	1.36	1,332,743.18	4.210	784	66.02	66.02
Other	125	108,213,354.79	55.24	865,706.84	4.221	772	63.18	64.74
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Index of the Hybrid Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
One-Month LIBOR	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
One-Year LIBOR	42	33,926,715.89	26.75	807,778.95	4.246	776	68.63	69.10
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Pool 1 Rate Adjustment Frequency of the Hybrid Mortgage Loans
Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Monthly	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
Bi-Annually	3	2,187,272.00	1.72	729,090.67	3.940	775	67.58	67.58
Annually	39	31,739,443.89	25.03	813,831.89	4.268	777	68.70	69.20
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Margin of the Hybrid Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1.350	1	1,650,000.00	1.30	1,650,000.00	4.350	745	78.57	78.57
1.375	1	1,546,520.39	1.22	1,546,520.39	4.050	802	80.00	80.00
1.450	1	2,145,000.00	1.69	2,145,000.00	5.200	782	65.00	65.00
1.625	75	87,540,346.19	69.03	1,167,204.62	4.266	768	58.39	61.77
2.250	42	33,926,715.89	26.75	807,778.95	4.246	776	68.63	69.10
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
The weighted average margin of the Hybrid mortgage loans in pool 1 at origination was approximately 1.783%.

Pool 1 Initial Fixed Rate Period of the Hybrid Mortgage Loans
Initial Fixed Rate Period (months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
60	21	16,778,994.76	13.23	798,999.75	3.829	768	71.42	72.37
84	11	12,532,019.69	9.88	1,139,274.52	4.120	777	62.56	62.56
120	88	97,497,568.02	76.89	1,107,926.91	4.372	771	60.00	63.04
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Pool 1 Initial Periodic Cap of the Hybrid Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
5.000	42	33,926,715.89	26.75	807,778.95	4.246	776	68.63	69.10
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Subsequent Periodic Cap of the Hybrid Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
2.000	42	33,926,715.89	26.75	807,778.95	4.246	776	68.63	69.10
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
Pool 1 Maximum Mortgage Rate of the Hybrid Mortgage Loans
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
7.950 - 8.000	4	3,937,278.88	3.10	984,319.72	2.975	784	67.50	67.50
8.010 - 8.500	7	4,650,301.47	3.67	664,328.78	3.389	780	64.16	67.59
8.510 - 9.000	32	38,690,455.09	30.51	1,209,076.72	3.957	769	61.37	62.72
9.010 - 9.500	39	40,034,828.53	31.57	1,026,534.06	4.249	769	63.11	65.32
9.510 - 10.000	31	31,174,985.63	24.58	1,005,644.70	4.750	770	58.80	63.77
10.010 - 10.380	7	8,320,732.88	6.56	1,188,676.13	5.215	784	64.21	64.21
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
The weighted average maximum rate of the Hybrid mortgage loans in pool 1 at origination was approximately 9.278%.

Pool 1 Minimum Mortgage Rate of the Hybrid Mortgage Loans
Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.250	41	32,978,371.19	26.01	804,350.52	4.239	776	68.30	68.79
2.750	1	948,344.70	0.75	948,344.70	4.500	792	80.00	80.00
2.900	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
The weighted average minimum rate of the Hybrid mortgage loans in pool 1 at origination was approximately 2.730%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Original Term to Maturity of the Mortgage Loans
Original Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
180	78	69,085,517.73	35.27	885,711.77	4.259	770	55.26	58.91
360	120	126,808,582.47	64.73	1,056,738.19	4.275	771	61.77	64.22
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average original term to maturity of the mortgage loans in pool 1 at origination was approximately 297 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Remaining Term to Maturity of the Mortgage Loans
Remaining Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
167	1	2,839,550.32	1.45	2,839,550.32	4.100	756	62.83	62.83
168	16	15,904,060.10	8.12	994,003.76	4.228	762	50.91	54.85
169	11	10,411,722.76	5.31	946,520.25	4.300	770	49.08	56.85
170	6	6,698,420.52	3.42	1,116,403.42	4.548	766	46.66	49.78
171	6	5,418,825.39	2.77	903,137.57	4.838	754	63.68	68.42
172	2	1,550,469.94	0.79	775,234.97	4.763	779	59.99	59.99
173	4	3,901,920.98	1.99	975,480.24	4.739	790	61.63	68.77
175	1	1,000,383.59	0.51	1,000,383.59	4.000	780	63.89	63.89
176	9	5,609,141.58	2.86	623,237.95	4.057	784	67.06	67.06
177	12	8,291,253.68	4.23	690,937.81	3.922	786	54.63	58.29
178	10	7,459,768.87	3.81	745,976.89	3.850	766	58.19	58.78
334	1	2,145,000.00	1.09	2,145,000.00	5.200	782	65.00	65.00
343	1	765,220.98	0.39	765,220.98	4.750	772	80.00	80.00
345	5	6,900,000.00	3.52	1,380,000.00	4.571	776	62.55	71.85
347	4	3,496,000.00	1.78	874,000.00	4.691	790	35.39	38.02
348	1	564,294.12	0.29	564,294.12	5.125	802	63.79	63.79
349	2	3,560,000.00	1.82	1,780,000.00	4.825	782	46.89	52.50
350	4	5,317,175.43	2.71	1,329,293.86	5.045	762	52.50	59.59
351	3	2,480,681.54	1.27	826,893.85	4.952	754	78.76	78.76
352	12	10,797,170.67	5.51	899,764.22	4.409	765	70.97	70.97
353	13	11,943,226.71	6.10	918,709.75	4.465	771	65.65	66.07
354	18	18,553,555.89	9.47	1,030,753.11	4.351	775	63.20	65.95
355	9	7,156,134.45	3.65	795,126.05	3.885	776	74.94	74.94
356	21	23,107,761.31	11.80	1,100,369.59	3.948	774	57.16	58.47
357	16	20,269,890.27	10.35	1,266,868.14	4.043	767	62.48	64.69
358	10	9,752,471.11	4.98	975,247.11	3.855	759	56.65	61.76
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
The weighted average remaining term to maturity of the mortgage loans in pool 1 as of the cut-off date was approximately 289 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	91	71,383,153.82	36.44	784,430.26	4.142	775	62.12	63.88
36 Months	4	4,078,000.00	2.08	1,019,500.00	4.441	770	55.83	60.51
48 Months	2	2,700,000.00	1.38	1,350,000.00	3.806	752	75.61	75.61
60 Months	101	117,732,946.39	60.10	1,165,672.74	4.352	768	57.62	61.18
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	123	139,045,703.10	70.98	1,130,452.87	4.329	768	57.31	61.01
Prime Lending	42	28,270,388.94	14.43	673,104.50	3.956	778	63.06	64.29
PHH Mortgage Corporation	22	19,082,715.55	9.74	867,396.16	4.409	776	70.00	70.00
Wintrust Mortgage A Division of Barrington Bank & Trust Co	6	4,640,009.25	2.37	773,334.87	3.886	785	56.00	59.40
Flagstar Bank, F.S.B.	2	1,993,172.99	1.02	996,586.50	4.438	751	45.89	45.89
Sterling Savings Bank	2	1,582,718.97	0.81	791,359.48	4.149	784	80.00	80.00
Cole Taylor Bank	1	1,279,391.41	0.65	1,279,391.41	3.875	788	66.15	66.15
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	196	193,900,927.22	98.98	989,290.44	4.268	771	59.61	62.52
Correspondent	2	1,993,172.99	1.02	996,586.50	4.438	751	45.89	45.89
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	123	139,045,703.10	70.98	1,130,452.87	4.329	768	57.31	61.01
Cenlar FSB	31	21,526,534.69	10.99	694,404.34	3.842	777	57.37	58.98
PHH Mortgage Corporation	22	19,082,715.55	9.74	867,396.16	4.409	776	70.00	70.00
Select Portfolio Servicing	22	16,239,146.87	8.29	738,143.04	4.159	780	68.37	69.35
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Has Silent Second	36	40,486,099.14	20.67	1,124,613.87	4.233	776	46.08	60.03
None	162	155,408,001.07	79.33	959,308.65	4.279	769	62.96	62.96
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
October 2009	1	2,145,000.00	1.09	2,145,000.00	5.200	782	65.00	65.00
July 2010	1	765,220.98	0.39	765,220.98	4.750	772	80.00	80.00
September 2010	5	6,900,000.00	3.52	1,380,000.00	4.571	776	62.55	71.85
October 2010	1	884,000.00	0.45	884,000.00	4.800	790	25.26	25.26
November 2010	5	6,015,844.44	3.07	1,203,168.89	4.437	775	52.50	54.02
December 2010	19	18,410,315.86	9.40	968,963.99	4.194	765	48.01	54.19
January 2011	12	13,139,355.03	6.71	1,094,946.25	4.555	771	52.00	55.78
February 2011	8	10,341,707.92	5.28	1,292,713.49	4.780	762	49.53	55.20
March 2011	9	7,899,506.93	4.03	877,722.99	4.874	754	68.42	71.67
April 2011	15	14,075,187.79	7.19	938,345.85	4.508	769	68.08	70.06
May 2011	18	15,910,626.64	8.12	883,923.70	4.470	774	62.27	63.78
June 2011	15	16,109,761.75	8.22	1,073,984.12	4.347	774	65.52	67.50
July 2011	11	8,807,286.05	4.50	800,662.37	3.943	778	74.06	74.06
August 2011	31	29,727,500.94	15.18	958,951.64	3.970	774	59.47	60.77
September 2011	28	28,600,545.90	14.60	1,021,448.07	3.970	774	60.25	62.57
October 2011	19	16,162,239.98	8.25	850,644.21	3.911	762	56.43	59.79
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
December 2025	1	2,839,550.32	1.45	2,839,550.32	4.100	756	62.83	62.83
January 2026	16	15,904,060.10	8.12	994,003.76	4.228	762	50.91	54.85
February 2026	11	10,411,722.76	5.31	946,520.25	4.300	770	49.08	56.85
March 2026	6	6,698,420.52	3.42	1,116,403.42	4.548	766	46.66	49.78
April 2026	6	5,418,825.39	2.77	903,137.57	4.838	754	63.68	68.42
May 2026	2	1,550,469.94	0.79	775,234.97	4.763	779	59.99	59.99
June 2026	4	3,901,920.98	1.99	975,480.24	4.739	790	61.63	68.77
August 2026	1	1,000,383.59	0.51	1,000,383.59	4.000	780	63.89	63.89
September 2026	9	5,609,141.58	2.86	623,237.95	4.057	784	67.06	67.06
October 2026	12	8,291,253.68	4.23	690,937.81	3.922	786	54.63	58.29
November 2026	10	7,459,768.87	3.81	745,976.89	3.850	766	58.19	58.78
November 2039	1	2,145,000.00	1.09	2,145,000.00	5.200	782	65.00	65.00
August 2040	1	765,220.98	0.39	765,220.98	4.750	772	80.00	80.00
October 2040	5	6,900,000.00	3.52	1,380,000.00	4.571	776	62.55	71.85
December 2040	4	3,496,000.00	1.78	874,000.00	4.691	790	35.39	38.02
January 2041	1	564,294.12	0.29	564,294.12	5.125	802	63.79	63.79
February 2041	2	3,560,000.00	1.82	1,780,000.00	4.825	782	46.89	52.50
March 2041	4	5,317,175.43	2.71	1,329,293.86	5.045	762	52.50	59.59
April 2041	3	2,480,681.54	1.27	826,893.85	4.952	754	78.76	78.76
May 2041	12	10,797,170.67	5.51	899,764.22	4.409	765	70.97	70.97
June 2041	13	11,943,226.71	6.10	918,709.75	4.465	771	65.65	66.07
July 2041	18	18,553,555.89	9.47	1,030,753.11	4.351	775	63.20	65.95
August 2041	9	7,156,134.45	3.65	795,126.05	3.885	776	74.94	74.94
September 2041	21	23,107,761.31	11.80	1,100,369.59	3.948	774	57.16	58.47
October 2041	16	20,269,890.27	10.35	1,266,868.14	4.043	767	62.48	64.69
November 2041	10	9,752,471.11	4.98	975,247.11	3.855	759	56.65	61.76
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 1 Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Pool 1 Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35
Total:	198	195,894,100.21	100.00	989,364.14	4.269	771	59.47	62.35

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
30 Year Fixed Rate	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
222,500.00 - 300,000.00	1	221,342.48	0.10	221,342.48	4.600	795	67.42	67.42
300,000.01 - 400,000.00	1	361,718.15	0.16	361,718.15	5.400	680	75.00	75.00
400,000.01 - 500,000.00	13	6,110,515.43	2.78	470,039.65	4.882	752	68.83	70.55
500,000.01 - 600,000.00	31	17,052,953.35	7.76	550,095.27	4.890	767	71.24	71.24
600,000.01 - 700,000.00	28	18,358,756.08	8.35	655,669.86	4.900	773	68.93	70.61
700,000.01 - 800,000.00	41	31,268,880.69	14.22	762,655.63	4.775	768	64.99	65.93
800,000.01 - 900,000.00	35	29,833,700.74	13.57	852,391.45	4.857	771	61.78	62.99
900,000.01 - 1,000,000.00	35	33,744,320.30	15.35	964,123.44	4.777	768	61.24	63.89
1,000,000.01 - 1,100,000.00	18	19,117,076.56	8.70	1,062,059.81	4.748	761	68.38	70.63
1,100,000.01 - 1,200,000.00	13	14,916,151.45	6.79	1,147,396.27	4.798	768	68.12	70.46
1,200,000.01 - 1,300,000.00	6	7,436,051.55	3.38	1,239,341.92	4.742	780	67.77	71.32
1,300,000.01 - 1,400,000.00	8	10,775,707.58	4.90	1,346,963.45	4.700	774	72.57	72.57
1,400,000.01 - 1,500,000.00	7	10,341,425.86	4.70	1,477,346.55	4.781	773	58.93	59.94
1,600,000.01 - 1,700,000.00	2	3,284,693.50	1.49	1,642,346.75	4.602	754	71.97	71.97
1,700,000.01 - 1,800,000.00	2	3,466,902.43	1.58	1,733,451.21	4.578	792	66.88	66.88
1,800,000.01 - 1,900,000.00	3	5,500,800.45	2.50	1,833,600.15	4.765	755	68.10	68.10
1,900,000.01 - 2,000,000.00	2	3,922,597.47	1.78	1,961,298.73	4.748	779	57.22	62.30
2,000,000.01 - 2,063,000.00	2	4,120,439.73	1.87	2,060,219.87	4.800	764	69.24	69.24
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The average loan balance of the mortgage loans at origination in pool 2 was approximately $892,058.08.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Principal Balances of the Mortgage Loans as of the Cut-off Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
221,342.48 - 300,000.00	1	221,342.48	0.10	221,342.48	4.600	795	67.42	67.42
300,000.01 - 400,000.00	1	361,718.15	0.16	361,718.15	5.400	680	75.00	75.00
400,000.01 - 500,000.00	13	6,110,515.43	2.78	470,039.65	4.882	752	68.83	70.55
500,000.01 - 600,000.00	31	17,052,953.35	7.76	550,095.27	4.890	767	71.24	71.24
600,000.01 - 700,000.00	28	18,358,756.08	8.35	655,669.86	4.900	773	68.93	70.61
700,000.01 - 800,000.00	41	31,268,880.69	14.22	762,655.63	4.775	768	64.99	65.93
800,000.01 - 900,000.00	36	30,729,521.21	13.98	853,597.81	4.861	770	61.07	62.55
900,000.01 - 1,000,000.00	34	32,848,499.83	14.94	966,132.35	4.771	769	61.89	64.32
1,000,000.01 - 1,100,000.00	18	19,117,076.56	8.70	1,062,059.81	4.748	761	68.38	70.63
1,100,000.01 - 1,200,000.00	15	17,193,030.65	7.82	1,146,202.04	4.818	769	68.70	71.39
1,200,000.01 - 1,300,000.00	5	6,296,221.27	2.86	1,259,244.25	4.686	777	67.36	69.75
1,300,000.01 - 1,400,000.00	7	9,638,658.66	4.38	1,376,951.24	4.683	775	72.28	72.28
1,400,000.01 - 1,500,000.00	7	10,341,425.86	4.70	1,477,346.55	4.781	773	58.93	59.94
1,600,000.01 - 1,700,000.00	2	3,284,693.50	1.49	1,642,346.75	4.602	754	71.97	71.97
1,700,000.01 - 1,800,000.00	2	3,466,902.43	1.58	1,733,451.21	4.578	792	66.88	66.88
1,800,000.01 - 1,900,000.00	3	5,500,800.45	2.50	1,833,600.15	4.765	755	68.10	68.10
1,900,000.01 - 2,000,000.00	2	3,922,597.47	1.78	1,961,298.73	4.748	779	57.22	62.30
2,000,000.01 - 2,062,500.00	2	4,120,439.73	1.87	2,060,219.87	4.800	764	69.24	69.24
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The average loan balance of the mortgage loans in pool 2 as of the cut-off date was approximately $886,427.56.

Pool 2 Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates(%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
4.150 - 4.250	4	3,217,194.50	1.46	804,298.63	4.198	729	48.75	59.25
4.251 - 4.500	34	32,722,397.36	14.89	962,423.45	4.448	764	67.02	69.29
4.501 - 4.750	75	67,877,455.49	30.88	905,032.74	4.671	769	64.38	65.94
4.751 - 5.000	93	84,258,925.52	38.33	906,009.95	4.899	773	66.39	67.48
5.001 - 5.250	33	25,387,231.61	11.55	769,310.05	5.181	765	66.24	67.21
5.251 - 5.500	9	6,370,829.32	2.90	707,869.92	5.403	756	72.36	72.36
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average gross mortgage rate of the mortgage loans in pool 2 as of the cut-off date was approximately 4.798%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Seasoning of the Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1	8	7,201,464.23	3.28	900,183.03	4.741	773	61.67	62.35
2	35	35,179,577.76	16.00	1,005,130.79	4.729	767	64.90	65.67
3	78	71,368,864.37	32.46	914,985.44	4.684	769	64.63	66.20
4	59	48,828,157.79	22.21	827,595.89	4.871	771	66.99	68.60
5	37	30,799,262.80	14.01	832,412.51	4.902	773	68.48	69.81
6	21	18,371,784.87	8.36	874,846.90	4.989	766	68.63	69.71
7	5	4,292,634.84	1.95	858,526.97	5.044	750	58.65	61.68
8	1	1,139,830.28	0.52	1,139,830.28	5.050	793	70.00	80.00
9	1	889,831.15	0.40	889,831.15	4.850	760	75.00	80.00
12	1	361,718.15	0.16	361,718.15	5.400	680	75.00	75.00
13	2	1,400,907.56	0.64	700,453.78	4.200	676	35.45	48.61
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average seasoning of the mortgage loans in pool 2 as of the cut-off date was approximately 4 months.

Pool 2 Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
13.77 - 15.00	1	716,281.17	0.33	716,281.17	4.200	662	13.77	23.39
20.01 - 25.00	2	2,490,560.13	1.13	1,245,280.06	4.770	758	22.50	26.67
25.01 - 30.00	2	1,661,062.30	0.76	830,531.15	4.799	744	29.58	29.58
30.01 - 35.00	6	4,919,270.86	2.24	819,878.48	4.879	780	33.43	33.43
35.01 - 40.00	7	7,740,299.50	3.52	1,105,757.07	4.781	776	38.65	47.77
40.01 - 45.00	8	7,595,513.14	3.46	949,439.14	4.919	757	42.49	48.72
45.01 - 50.00	9	7,213,028.35	3.28	801,447.59	4.610	778	48.95	49.63
50.01 - 55.00	15	13,064,538.71	5.94	870,969.25	4.803	775	52.97	57.70
55.01 - 60.00	21	18,732,052.02	8.52	892,002.48	4.749	759	58.01	60.82
60.01 - 65.00	26	25,334,352.04	11.52	974,398.16	4.760	763	63.18	64.50
65.01 - 70.00	35	29,618,840.42	13.47	846,252.58	4.802	774	68.91	69.66
70.01 - 75.00	43	42,325,823.21	19.25	984,321.47	4.771	775	73.95	74.45
75.01 - 80.00	73	58,422,411.95	26.58	800,307.01	4.860	766	79.61	79.61
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average loan-to-value ratio of the mortgage loans in pool 2 at origination was approximately 65.76%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
23.39 - 25.00	2	1,712,577.42	0.78	856,288.71	4.593	715	20.30	24.33
25.01 - 30.00	3	3,155,326.18	1.44	1,051,775.39	4.752	752	25.44	28.73
30.01 - 35.00	6	4,919,270.86	2.24	819,878.48	4.879	780	33.43	33.43
35.01 - 40.00	3	3,047,831.56	1.39	1,015,943.85	4.787	789	38.49	38.49
40.01 - 45.00	5	4,562,673.97	2.08	912,534.79	4.946	765	41.95	41.95
45.01 - 50.00	10	9,318,770.21	4.24	931,877.02	4.660	774	45.94	49.08
50.01 - 55.00	11	9,718,025.62	4.42	883,456.87	4.816	778	53.27	53.27
55.01 - 60.00	21	19,291,232.50	8.78	918,630.12	4.796	757	54.96	57.70
60.01 - 65.00	25	23,849,367.94	10.85	953,974.72	4.798	763	61.81	63.14
65.01 - 70.00	36	30,477,741.15	13.86	846,603.92	4.789	772	68.07	69.12
70.01 - 75.00	48	46,254,003.25	21.04	963,625.07	4.764	774	71.43	74.02
75.01 - 80.00	78	63,527,213.14	28.90	814,451.45	4.838	767	78.85	79.60
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighed average combined loan-to-value ratio of the mortgage loans in pool 2 at origination was approximately 67.26%.  The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the related second mortgage.  Using only the drawn amount of the related second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 67.04%

Pool 2 Credit Scores of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
662 - 680	2	1,077,999.32	0.49	538,999.66	4.603	668	34.31	40.71
681 - 700	1	684,626.39	0.31	684,626.39	4.200	690	58.13	75.00
701 - 720	19	16,685,358.62	7.59	878,176.77	4.742	714	65.78	66.56
721 - 740	21	19,360,360.33	8.81	921,921.92	4.863	732	66.38	67.20
741 - 760	39	32,771,268.21	14.91	840,288.93	4.816	753	64.45	66.21
761 - 780	70	63,143,662.92	28.72	902,052.33	4.799	772	66.70	69.30
781 - 800	79	72,748,181.81	33.09	920,863.06	4.799	790	66.34	66.99
801 - 821	17	13,362,576.20	6.08	786,033.89	4.771	807	63.37	64.48
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average credit score of the mortgage loans in pool 2 at origination was approximately 769.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Year Income with Assets	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
10,081.13 - 20,000.00	61	39,401,026.16	17.92	645,918.46	4.877	771	69.30	69.62
20,000.01 - 30,000.00	83	70,214,273.00	31.94	845,955.10	4.788	771	66.04	67.47
30,000.01 - 40,000.00	37	37,303,083.83	16.97	1,008,191.45	4.819	768	68.93	70.31
40,000.01 - 50,000.00	25	25,036,951.02	11.39	1,001,478.04	4.679	768	65.22	67.88
50,000.01 - 60,000.00	12	12,507,698.60	5.69	1,042,308.22	4.789	762	67.72	68.15
60,000.01 - 70,000.00	9	11,130,876.95	5.06	1,236,764.11	4.859	763	65.84	65.84
70,000.01 - 80,000.00	5	4,824,355.25	2.19	964,871.05	4.728	769	57.04	66.28
80,000.01 - 90,000.00	4	5,740,910.14	2.61	1,435,227.54	4.763	760	54.92	60.66
90,000.01 - 100,000.00	3	4,702,699.91	2.14	1,567,566.64	4.841	781	66.25	66.25
100,000.01 - 216,921.00	9	8,972,158.93	4.08	996,906.55	4.758	749	44.86	46.78
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average monthly income of the mortgage borrowers in pool 2 at origination was approximately $39,236.06.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Debt-to-Income of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
6.45 - 10.00	5	4,952,853.02	2.25	990,570.60	4.745	766	41.37	43.46
10.01 - 15.00	5	4,079,139.33	1.86	815,827.87	4.610	756	44.47	52.23
15.01 - 20.00	20	17,017,344.10	7.74	850,867.20	4.895	763	66.71	66.71
20.01 - 25.00	33	32,292,413.88	14.69	978,558.00	4.759	770	63.38	66.63
25.01 - 30.00	52	46,408,120.72	21.11	892,463.86	4.811	778	67.08	68.11
30.01 - 35.00	46	41,910,816.16	19.06	911,104.70	4.784	765	69.19	70.23
35.01 - 40.00	48	40,331,183.54	18.35	840,232.99	4.811	766	66.62	68.07
40.01 - 45.00	31	25,533,783.07	11.62	823,670.42	4.796	764	66.04	66.63
45.01 - 50.00	7	6,553,668.03	2.98	936,238.29	4.780	777	67.32	70.26
50.01 - 52.35	1	754,711.95	0.34	754,711.95	5.250	749	80.00	80.00
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average debt-to-income of the mortgage loans in pool 2 at origination was approximately 30.66%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
23,097.16 - 50,000.00	19	12,944,445.27	5.89	681,286.59	4.863	768	71.57	72.12
50,000.01 - 100,000.00	34	24,167,783.15	10.99	710,817.15	4.955	767	70.76	71.55
100,000.01 - 150,000.00	27	21,105,813.66	9.60	781,696.80	4.845	766	68.05	68.21
150,000.01 - 200,000.00	19	15,540,208.39	7.07	817,905.70	4.830	767	73.54	75.10
200,000.01 - 250,000.00	19	16,401,961.79	7.46	863,261.15	4.706	766	62.42	63.64
250,000.01 - 300,000.00	15	14,968,988.74	6.81	997,932.58	4.691	772	69.87	71.15
300,000.01 - 350,000.00	9	8,891,746.97	4.04	987,971.89	4.887	780	64.81	64.81
350,000.01 - 400,000.00	8	7,459,942.80	3.39	932,492.85	4.877	770	59.86	62.52
400,000.01 - 450,000.00	10	8,474,422.72	3.85	847,442.27	4.802	758	68.03	70.85
450,000.01 - 500,000.00	6	5,324,428.88	2.42	887,404.81	4.897	775	72.97	72.97
500,000.01 - 550,000.00	4	4,371,849.42	1.99	1,092,962.36	4.992	775	63.35	63.35
550,000.01 - 600,000.00	7	5,930,279.75	2.70	847,182.82	4.825	769	69.67	74.17
600,000.01 - 650,000.00	3	4,282,567.91	1.95	1,427,522.64	4.733	792	68.56	68.56
650,000.01 - 700,000.00	6	5,322,531.58	2.42	887,088.60	4.890	763	69.44	69.44
700,000.01 - 750,000.00	2	2,368,483.99	1.08	1,184,242.00	4.635	762	64.56	75.00
750,000.01 - 800,000.00	1	782,325.43	0.36	782,325.43	4.500	794	48.96	55.21
800,000.01 - 850,000.00	3	2,162,473.85	0.98	720,824.62	4.547	782	58.77	58.77
850,000.01 - 900,000.00	6	6,935,250.00	3.15	1,155,875.00	4.689	776	65.14	68.10
900,000.01 - 950,000.00	1	985,101.11	0.45	985,101.11	4.875	783	60.00	60.00
1,000,000.01 - 11,021,455.00	49	51,413,428.39	23.39	1,049,253.64	4.715	765	58.36	60.64
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average verified assets of the mortgage borrowers in pool 2 at origination was approximately $788,153.73.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	165	141,572,541.43	64.40	858,015.40	4.792	768	67.68	69.42
Self-Employed	83	78,261,492.37	35.60	942,909.55	4.810	769	62.28	63.36
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
120	8	8,551,946.00	3.89	1,068,993.25	4.590	782	70.56	70.56
None	240	211,282,087.80	96.11	880,342.03	4.807	768	65.57	67.13
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Primary	228	203,178,658.37	92.42	891,134.47	4.794	768	65.92	67.55
Second Home	19	16,293,657.28	7.41	857,560.91	4.841	778	63.51	63.51
Investor	1	361,718.15	0.16	361,718.15	5.400	680	75.00	75.00
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Rate/Term Refinance	114	104,255,072.96	47.42	914,518.18	4.800	771	61.75	63.91
Purchase	121	103,316,676.22	47.00	853,856.83	4.808	768	71.40	72.23
Cash Out Refinance	13	12,262,284.61	5.58	943,252.66	4.698	745	52.35	53.97
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family Detached	165	148,796,810.62	67.69	901,798.85	4.807	769	65.34	67.23
PUD	62	48,780,466.43	22.19	786,781.72	4.815	766	68.42	68.87
Condo	13	14,146,925.73	6.44	1,088,225.06	4.759	768	65.34	65.34
Two-Four Family	5	5,492,322.81	2.50	1,098,464.56	4.653	771	65.34	70.41
Co-op	2	1,620,123.04	0.74	810,061.52	4.547	790	49.18	49.18
Single Family Attached	1	997,385.17	0.45	997,385.17	4.550	779	32.79	32.79
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
California	99	99,910,281.29	45.45	1,009,194.76	4.720	768	62.51	65.05
Texas	35	27,423,014.04	12.47	783,514.69	4.935	772	70.16	70.16
New York	13	13,983,743.46	6.36	1,075,672.57	4.722	765	61.55	62.55
Illinois	16	11,288,263.31	5.13	705,516.46	4.906	786	68.92	71.55
Washington	12	9,115,844.06	4.15	759,653.67	4.929	781	70.29	70.29
Massachusetts	8	7,208,166.22	3.28	901,020.78	4.682	754	66.50	71.14
Colorado	8	6,354,775.10	2.89	794,346.89	4.871	765	70.97	70.97
Connecticut	7	5,860,923.22	2.67	837,274.75	4.894	756	70.35	70.35
Florida	8	5,560,565.26	2.53	695,070.66	4.894	741	65.07	65.07
Minnesota	4	4,224,453.85	1.92	1,056,113.46	4.950	777	69.70	69.70
North Carolina	5	3,676,321.76	1.67	735,264.35	5.014	768	70.24	70.24
New Jersey	3	3,054,143.41	1.39	1,018,047.80	4.771	766	67.83	67.83
Maryland	3	2,705,761.74	1.23	901,920.58	4.875	790	74.91	74.91
Pennsylvania	3	2,552,509.02	1.16	850,836.34	4.825	756	70.39	70.39
Arizona	3	2,093,776.88	0.95	697,925.63	5.124	750	76.32	76.32
Hawaii	1	1,930,350.65	0.88	1,930,350.65	4.875	780	75.00	75.00
Tennessee	3	1,893,204.62	0.86	631,068.21	4.888	780	72.96	72.96
Louisiana	2	1,423,526.91	0.65	711,763.46	4.457	758	55.67	55.67
Michigan	2	1,304,380.60	0.59	652,190.30	4.763	783	61.74	61.74
Ohio	2	1,294,441.19	0.59	647,220.59	4.961	747	80.00	80.00
Nevada	2	1,205,110.44	0.55	602,555.22	4.858	783	75.00	75.00
Idaho	1	997,385.17	0.45	997,385.17	4.550	789	51.55	51.55
Montana	1	798,028.66	0.36	798,028.66	4.875	814	76.19	76.19
Georgia	1	779,918.05	0.35	779,918.05	4.500	768	62.80	62.80
Virginia	1	667,120.34	0.30	667,120.34	4.500	711	29.04	29.04
South Carolina	1	577,050.67	0.26	577,050.67	5.250	742	61.05	61.05
Oregon	1	545,786.93	0.25	545,786.93	4.625	791	80.00	80.00
Indiana	1	505,369.20	0.23	505,369.20	4.625	793	80.00	80.00
Iowa	1	463,278.48	0.21	463,278.48	5.125	766	64.13	64.13
New Hampshire	1	436,539.27	0.20	436,539.27	5.000	714	80.00	80.00
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
San Francisco , CA	20	22,060,198.43	10.03	1,103,009.92	4.707	779	63.26	65.39
Dallas , TX	13	11,344,751.42	5.16	872,673.19	4.949	776	65.93	65.93
New York , NY	5	6,734,504.73	3.06	1,346,900.95	4.769	771	58.62	58.62
Los Angeles , CA	5	5,946,573.81	2.71	1,189,314.76	4.750	780	58.00	62.75
Tiburon , CA	4	4,425,957.09	2.01	1,106,489.27	4.425	788	71.89	73.50
Manhattan Beach , CA	3	4,257,627.82	1.94	1,419,209.27	4.641	783	52.77	57.45
Woodside , CA	3	3,248,060.42	1.48	1,082,686.81	4.374	733	63.13	67.52
Denver , CO	4	3,167,383.51	1.44	791,845.88	4.862	769	75.87	75.87
Houston , TX	4	3,145,839.99	1.43	786,460.00	4.972	769	70.10	70.10
San Diego , CA	3	3,045,214.23	1.39	1,015,071.41	4.618	787	65.95	65.95
Other	184	152,457,922.34	69.35	828,575.66	4.827	765	66.66	68.07
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Original Term to Maturity of the Mortgage Loans
Original Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
360	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average original term to maturity of the mortgage loans in pool 2 at origination was 360 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Remaining Term to Maturity of the Mortgage Loans
Remaining Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
347	2	1,400,907.56	0.64	700,453.78	4.200	676	35.45	48.61
348	1	361,718.15	0.16	361,718.15	5.400	680	75.00	75.00
351	1	889,831.15	0.40	889,831.15	4.850	760	75.00	80.00
352	1	1,139,830.28	0.52	1,139,830.28	5.050	793	70.00	80.00
353	5	4,292,634.84	1.95	858,526.97	5.044	750	58.65	61.68
354	21	18,371,784.87	8.36	874,846.90	4.989	766	68.63	69.71
355	37	30,799,262.80	14.01	832,412.51	4.902	773	68.48	69.81
356	59	48,828,157.79	22.21	827,595.89	4.871	771	66.99	68.60
357	78	71,368,864.37	32.46	914,985.44	4.684	769	64.63	66.20
358	35	35,179,577.76	16.00	1,005,130.79	4.729	767	64.90	65.67
359	8	7,201,464.23	3.28	900,183.03	4.741	773	61.67	62.35
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
The weighted average remaining term to maturity of the mortgage loans in pool 2 as of the cut-off was approximately 356 months.

Pool 2 Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	173	141,318,141.34	64.28	816,867.87	4.890	768	65.80	66.78
36 Months	3	3,126,564.58	1.42	1,042,188.19	4.633	766	44.15	56.87
60 Months	72	75,389,327.88	34.29	1,047,074.00	4.634	770	66.58	68.60
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	86	87,694,136.24	39.89	1,019,699.26	4.648	768	65.22	67.89
Prime Lending	64	52,381,025.09	23.83	818,453.52	4.916	769	68.10	69.57
Flagstar Bank, F.S.B.	36	29,843,963.88	13.58	828,999.00	4.886	765	62.62	62.62
PHH Mortgage Corporation	34	27,329,242.29	12.43	803,801.24	4.900	766	64.86	65.57
Wintrust Mortgage A Division of Barrington Bank & Trust Co	12	9,505,160.01	4.32	792,096.67	4.903	782	70.91	70.91
Sterling Savings Bank	10	7,962,280.25	3.62	796,228.03	4.876	784	70.71	70.71
GuardHill Financial Corporation	3	3,006,543.22	1.37	1,002,181.07	4.660	747	58.17	58.17
Cole Taylor Bank	3	2,111,682.81	0.96	703,894.27	5.022	776	55.10	55.10
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	213	190,496,789.11	86.65	894,351.12	4.785	769	66.29	68.03
Correspondent	26	22,650,192.15	10.30	871,161.24	4.901	767	62.38	62.38
Wholesale	9	6,687,052.54	3.04	743,005.84	4.845	759	62.09	62.09
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	86	87,694,136.24	39.89	1,019,699.26	4.648	768	65.22	67.89
Cenlar FSB	69	59,417,945.26	27.03	861,129.64	4.837	770	65.26	65.84
Select Portfolio Servicing	59	45,392,710.01	20.65	769,367.97	4.978	770	67.99	68.93
PHH Mortgage Corporation	34	27,329,242.29	12.43	803,801.24	4.900	766	64.86	65.57
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Has Silent Second	27	26,475,451.08	12.04	980,572.26	4.665	765	51.84	64.34
None	221	193,358,582.72	87.96	874,925.71	4.817	769	67.66	67.66
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
November 2010	1	684,626.39	0.31	684,626.39	4.200	690	58.13	75.00
December 2010	2	1,077,999.32	0.49	538,999.66	4.603	668	34.31	40.71
February 2011	1	889,831.15	0.40	889,831.15	4.850	760	75.00	80.00
March 2011	1	1,139,830.28	0.52	1,139,830.28	5.050	793	70.00	80.00
May 2011	5	4,292,634.84	1.95	858,526.97	5.044	750	58.65	61.68
June 2011	22	20,993,019.16	9.55	954,228.14	4.948	765	68.41	69.36
July 2011	37	29,320,200.17	13.34	792,437.84	4.921	773	69.36	70.75
August 2011	63	54,011,949.10	24.57	857,332.53	4.825	772	67.05	68.88
September 2011	75	67,390,378.42	30.66	898,538.38	4.702	768	64.14	65.55
October 2011	34	33,499,221.08	15.24	985,271.21	4.733	767	63.95	64.67
November 2011	7	6,534,343.89	2.97	933,477.70	4.765	780	65.01	65.75
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
December 2040	2	1,400,907.56	0.64	700,453.78	4.200	676	35.45	48.61
January 2041	1	361,718.15	0.16	361,718.15	5.400	680	75.00	75.00
April 2041	1	889,831.15	0.40	889,831.15	4.850	760	75.00	80.00
May 2041	1	1,139,830.28	0.52	1,139,830.28	5.050	793	70.00	80.00
June 2041	5	4,292,634.84	1.95	858,526.97	5.044	750	58.65	61.68
July 2041	21	18,371,784.87	8.36	874,846.90	4.989	766	68.63	69.71
August 2041	37	30,799,262.80	14.01	832,412.51	4.902	773	68.48	69.81
September 2041	59	48,828,157.79	22.21	827,595.89	4.871	771	66.99	68.60
October 2041	78	71,368,864.37	32.46	914,985.44	4.684	769	64.63	66.20
November 2041	35	35,179,577.76	16.00	1,005,130.79	4.729	767	64.90	65.67
December 2041	8	7,201,464.23	3.28	900,183.03	4.741	773	61.67	62.35
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Pool 2 Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Pool 2 Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26
Total:	248	219,834,033.80	100.00	886,427.56	4.798	769	65.76	67.26

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Product Type of the Aggregate Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
15 Year Fixed Rate	78	69,085,517.73	16.62	885,711.77	4.259	770	55.26	58.91
30 Year Fixed Rate	248	219,834,033.80	52.88	886,427.56	4.798	769	65.76	67.26
Hybrid 5 Year Fixed Rate	21	16,778,994.76	4.04	798,999.75	3.829	768	71.42	72.37
Hybrid 7 Year Fixed Rate	11	12,532,019.69	3.01	1,139,274.52	4.120	777	62.56	62.56
Hybrid 10 Year Fixed Rate	88	97,497,568.02	23.45	1,107,926.91	4.372	771	60.00	63.04
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Principal Balances of the Aggregate Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
222,500.00 - 300,000.00	1	221,342.48	0.05	221,342.48	4.600	795	67.42	67.42
300,000.01 - 400,000.00	1	361,718.15	0.09	361,718.15	5.400	680	75.00	75.00
400,000.01 - 500,000.00	25	11,630,356.84	2.80	465,214.27	4.602	768	63.58	64.48
500,000.01 - 600,000.00	51	28,142,211.32	6.77	551,808.07	4.625	772	67.17	67.54
600,000.01 - 700,000.00	58	37,402,030.08	9.00	644,862.59	4.502	770	64.57	66.94
700,000.01 - 800,000.00	58	43,668,840.31	10.50	752,911.04	4.599	767	63.82	65.47
800,000.01 - 900,000.00	51	43,352,154.85	10.43	850,042.25	4.665	773	62.40	63.60
900,000.01 - 1,000,000.00	69	66,414,063.25	15.98	962,522.66	4.518	772	60.90	64.02
1,000,000.01 - 1,100,000.00	38	40,388,004.23	9.72	1,062,842.22	4.447	765	59.83	62.93
1,100,000.01 - 1,200,000.00	19	22,014,936.92	5.30	1,158,680.89	4.674	766	64.98	68.39
1,200,000.01 - 1,300,000.00	13	16,032,818.28	3.86	1,233,293.71	4.413	784	66.06	69.31
1,300,000.01 - 1,400,000.00	9	12,090,707.58	2.91	1,343,411.95	4.624	767	70.89	70.89
1,400,000.01 - 1,500,000.00	14	20,509,928.12	4.93	1,464,994.87	4.592	759	56.10	58.71
1,500,000.01 - 1,600,000.00	2	3,106,520.39	0.75	1,553,260.19	4.552	794	67.80	67.80
1,600,000.01 - 1,700,000.00	10	16,448,069.91	3.96	1,644,806.99	4.366	758	64.72	65.11
1,700,000.01 - 1,800,000.00	7	12,127,029.17	2.92	1,732,432.74	4.544	781	56.49	62.26
1,800,000.01 - 1,900,000.00	5	9,159,550.45	2.20	1,831,910.09	4.579	766	71.86	71.86
1,900,000.01 - 2,000,000.00	7	13,657,918.30	3.29	1,951,131.19	4.742	779	54.36	57.29
2,000,000.01 - 2,100,000.00	3	6,170,273.06	1.48	2,056,757.69	4.534	761	63.70	67.83
2,100,000.01 - 2,200,000.00	2	4,253,109.98	1.02	2,126,554.99	4.580	787	62.52	62.52
2,700,000.01 - 2,800,000.00	1	2,742,000.00	0.66	2,742,000.00	3.950	797	67.54	70.00
2,900,000.01 - 3,000,000.00	2	5,834,550.32	1.40	2,917,275.16	4.049	730	62.21	62.21
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The average loan balance of the mortgage loans at origination was approximately $942,499.75.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Principal Balances of the Aggregate Mortgage Loans as of the Cut-off Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
221,342.48 - 300,000.00	1	221,342.48	0.05	221,342.48	4.600	795	67.42	67.42
300,000.01 - 400,000.00	1	361,718.15	0.09	361,718.15	5.400	680	75.00	75.00
400,000.01 - 500,000.00	27	12,610,158.14	3.03	467,042.89	4.521	769	61.55	63.12
500,000.01 - 600,000.00	54	29,979,321.38	7.21	555,172.62	4.619	772	65.74	67.38
600,000.01 - 700,000.00	58	38,054,010.07	9.15	656,103.62	4.480	770	64.69	65.99
700,000.01 - 800,000.00	53	40,199,948.96	9.67	758,489.60	4.651	767	65.26	66.83
800,000.01 - 900,000.00	53	45,118,844.20	10.85	851,298.95	4.661	773	61.37	63.46
900,000.01 - 1,000,000.00	67	64,647,373.90	15.55	964,886.18	4.517	772	61.58	64.14
1,000,000.01 - 1,100,000.00	39	41,453,183.65	9.97	1,062,902.14	4.443	766	59.94	62.95
1,100,000.01 - 1,200,000.00	22	25,467,262.70	6.13	1,157,602.85	4.679	769	65.17	69.38
1,200,000.01 - 1,300,000.00	10	12,652,362.00	3.04	1,265,236.20	4.380	780	66.96	68.53
1,300,000.01 - 1,400,000.00	8	10,953,658.66	2.63	1,369,207.33	4.601	767	70.47	70.47
1,400,000.01 - 1,500,000.00	14	20,509,928.12	4.93	1,464,994.87	4.592	759	56.10	58.71
1,500,000.01 - 1,600,000.00	3	4,706,515.49	1.13	1,568,838.50	4.602	792	57.92	57.92
1,600,000.01 - 1,700,000.00	11	18,205,654.37	4.38	1,655,059.49	4.352	756	62.86	63.55
1,700,000.01 - 1,800,000.00	5	8,769,449.61	2.11	1,753,889.92	4.579	789	61.95	69.24
1,800,000.01 - 1,900,000.00	6	11,043,821.82	2.66	1,840,636.97	4.651	766	66.14	66.14
1,900,000.01 - 2,000,000.00	6	11,773,646.93	2.83	1,962,274.49	4.701	781	56.93	60.32
2,000,000.01 - 2,100,000.00	3	6,170,273.06	1.48	2,056,757.69	4.534	761	63.70	67.83
2,100,000.01 - 2,200,000.00	2	4,253,109.98	1.02	2,126,554.99	4.580	787	62.52	62.52
2,700,000.01 - 2,800,000.00	1	2,742,000.00	0.66	2,742,000.00	3.950	797	67.54	70.00
2,800,000.01 - 2,900,000.00	1	2,839,550.32	0.68	2,839,550.32	4.100	756	62.83	62.83
2,900,000.01 - 2,995,000.00	1	2,995,000.00	0.72	2,995,000.00	4.000	706	61.63	61.63
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The average loan balance of the mortgage loans as of the cut-off date was approximately $932,125.86.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Gross Mortgage Rates of the Aggregate Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates(%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.950 - 3.000	4	3,937,278.88	0.95	984,319.72	2.975	784	67.50	67.50
3.001 - 3.250	2	1,179,352.01	0.28	589,676.01	3.186	772	71.54	71.54
3.251 - 3.500	6	4,162,605.47	1.00	693,767.58	3.440	777	56.68	60.51
3.501 - 3.750	19	13,401,014.11	3.22	705,316.53	3.701	772	56.19	60.89
3.751 - 4.000	48	50,222,159.84	12.08	1,046,295.00	3.955	771	57.19	59.17
4.001 - 4.250	43	44,491,740.62	10.70	1,034,691.64	4.174	769	60.96	65.36
4.251 - 4.500	55	53,389,406.23	12.84	970,716.48	4.437	764	66.22	68.38
4.501 - 4.750	107	101,618,864.41	24.44	949,709.01	4.672	769	61.22	63.46
4.751 - 5.000	111	101,212,439.54	24.35	911,823.78	4.900	773	65.21	66.72
5.001 - 5.250	39	32,708,517.81	7.87	838,679.94	5.173	766	66.59	67.33
5.251 - 5.500	12	9,404,755.10	2.26	783,729.59	5.392	766	68.98	68.98
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 4.549%.

Seasoning of the Aggregate Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1	8	7,201,464.23	1.73	900,183.03	4.741	773	61.67	62.35
2	55	52,391,817.74	12.60	952,578.50	4.441	765	62.41	63.96
3	106	99,930,008.32	24.04	942,735.93	4.491	770	63.36	65.24
4	89	77,545,060.68	18.65	871,292.82	4.537	773	64.07	65.47
5	47	38,955,780.84	9.37	828,846.40	4.692	773	69.55	70.60
6	39	36,925,340.76	8.88	946,803.61	4.669	770	65.90	67.82
7	22	20,137,782.53	4.84	915,353.75	4.641	771	63.38	65.66
8	15	13,487,470.89	3.24	899,164.73	4.504	769	69.63	70.47
9	10	8,789,338.08	2.11	878,933.81	4.871	754	69.08	72.51
10	10	12,015,595.95	2.89	1,201,559.60	4.768	764	49.24	54.12
11	13	13,971,722.76	3.36	1,074,747.90	4.434	773	48.52	55.74
12	18	16,830,072.37	4.05	935,004.02	4.284	761	51.86	55.58
13	7	7,736,457.88	1.86	1,105,208.27	4.385	757	45.47	49.04
15	5	6,900,000.00	1.66	1,380,000.00	4.571	776	62.55	71.85
17	1	765,220.98	0.18	765,220.98	4.750	772	80.00	80.00
26	1	2,145,000.00	0.52	2,145,000.00	5.200	782	65.00	65.00
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 5 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Months to Next Rate Adjustment Date of the Hybrid Mortgage Loans
Months to Next Rate Adjustment (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
45	1	1,650,000.00	1.30	1,650,000.00	4.350	745	78.57	78.57
52	4	2,547,661.30	2.01	636,915.32	4.237	738	78.32	78.32
53	1	1,098,600.00	0.87	1,098,600.00	3.750	771	67.90	67.90
54	4	2,866,001.03	2.26	716,500.26	4.097	779	75.04	75.04
55	3	2,608,787.15	2.06	869,595.72	3.659	760	78.73	78.73
56	4	2,751,128.35	2.17	687,782.09	3.185	790	57.16	57.16
58	5	5,401,816.94	4.26	1,080,363.39	4.305	781	65.96	68.90
76	5	4,456,759.37	3.51	891,351.87	4.210	763	63.73	63.73
77	2	3,168,484.19	2.50	1,584,242.10	4.017	786	60.00	60.00
78	1	793,026.13	0.63	793,026.13	4.000	805	34.04	34.04
79	1	918,750.00	0.72	918,750.00	2.950	788	75.00	75.00
82	1	1,050,000.00	0.83	1,050,000.00	2.950	764	70.95	70.95
103	1	765,220.98	0.60	765,220.98	4.750	772	80.00	80.00
105	4	5,250,000.00	4.14	1,312,500.00	4.640	785	57.51	69.74
107	4	3,496,000.00	2.76	874,000.00	4.691	790	35.39	38.02
108	1	564,294.12	0.44	564,294.12	5.125	802	63.79	63.79
109	2	3,560,000.00	2.81	1,780,000.00	4.825	782	46.89	52.50
110	4	5,317,175.43	4.19	1,329,293.86	5.045	762	52.50	59.59
111	3	2,480,681.54	1.96	826,893.85	4.952	754	78.76	78.76
112	3	3,792,750.00	2.99	1,264,250.00	4.758	785	74.54	74.54
113	10	7,676,142.52	6.05	767,614.25	4.752	765	67.66	68.31
114	13	14,894,528.73	11.75	1,145,732.98	4.419	773	62.48	65.90
115	5	3,628,597.30	2.86	725,719.46	4.284	785	72.19	72.19
116	17	20,356,632.96	16.05	1,197,449.00	4.051	772	57.16	58.64
117	16	20,269,890.27	15.98	1,266,868.14	4.043	767	62.48	64.69
118	5	5,445,654.17	4.29	1,089,130.83	4.113	745	47.95	54.18
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
The weighted average months to next rate adjustment of the Hybrid mortgage loans as of the cut-off date was approximately 102 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Loan-to-Value Ratio of the Aggregate Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
9.17 - 10.00	2	1,796,581.70	0.43	898,290.85	4.459	801	9.26	19.37
10.01 - 15.00	2	1,766,281.17	0.42	883,140.58	4.081	751	12.60	16.50
15.01 - 20.00	5	3,304,183.38	0.79	660,836.68	4.114	755	18.15	44.23
20.01 - 25.00	6	6,051,277.89	1.46	1,008,546.32	4.485	764	21.94	23.66
25.01 - 30.00	5	4,055,228.81	0.98	811,045.76	4.459	763	28.12	28.12
30.01 - 35.00	13	11,512,231.46	2.77	885,556.27	4.492	780	32.83	36.22
35.01 - 40.00	16	19,315,872.71	4.65	1,207,242.04	4.636	772	38.34	47.24
40.01 - 45.00	14	13,091,869.51	3.15	935,133.54	4.581	765	43.06	52.11
45.01 - 50.00	26	21,880,520.91	5.26	841,558.50	4.274	772	47.94	50.64
50.01 - 55.00	25	24,703,605.15	5.94	988,144.21	4.485	771	53.05	59.96
55.01 - 60.00	47	48,296,300.27	11.62	1,027,580.86	4.543	766	57.86	59.97
60.01 - 65.00	46	47,222,064.24	11.36	1,026,566.61	4.519	765	63.16	64.31
65.01 - 70.00	63	59,413,008.41	14.29	943,063.63	4.470	774	68.71	69.34
70.01 - 75.00	65	62,810,319.73	15.11	966,312.61	4.632	771	74.06	74.39
75.01 - 80.00	111	90,508,788.68	21.77	815,394.49	4.666	768	79.63	79.63
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 62.80%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Combined Loan-to-Value Ratio of the Aggregate Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
11.80 - 15.00	1	1,050,000.00	0.25	1,050,000.00	4.000	812	11.80	11.80
15.01 - 20.00	2	1,771,432.54	0.43	885,716.27	4.418	772	13.08	18.25
20.01 - 25.00	7	5,969,876.88	1.44	852,839.55	4.340	756	19.78	22.44
25.01 - 30.00	6	5,549,492.69	1.33	924,915.45	4.524	763	26.16	28.02
30.01 - 35.00	11	8,958,971.80	2.16	814,451.98	4.528	778	32.87	32.87
35.01 - 40.00	9	10,188,306.86	2.45	1,132,034.10	4.674	774	35.92	37.44
40.01 - 45.00	8	6,399,164.27	1.54	799,895.53	4.693	770	42.46	42.46
45.01 - 50.00	22	19,970,230.19	4.80	907,737.74	4.406	769	46.04	48.51
50.01 - 55.00	20	19,216,404.23	4.62	960,820.21	4.411	770	48.91	52.47
55.01 - 60.00	51	52,564,156.12	12.64	1,030,669.73	4.548	766	54.27	57.73
60.01 - 65.00	47	48,502,115.55	11.67	1,031,959.91	4.512	766	60.80	63.14
65.01 - 70.00	68	64,095,924.27	15.42	942,587.12	4.437	773	67.33	68.87
70.01 - 75.00	77	74,867,870.70	18.01	972,310.01	4.610	772	70.28	73.98
75.01 - 80.00	117	96,624,187.92	23.24	825,847.76	4.655	768	79.03	79.61
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighed average combined loan-to-value ratio of the mortgage loans at origination was approximately 64.95%.  The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the related second mortgage.  Using only the drawn amount of the related second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 64.82%

Credit Scores of the Aggregate Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
662 - 680	2	1,077,999.32	0.26	538,999.66	4.603	668	34.31	40.71
681 - 700	4	3,223,063.60	0.78	805,765.90	4.139	693	65.27	71.48
701 - 720	28	27,436,627.82	6.60	979,879.56	4.545	712	62.68	63.85
721 - 740	36	34,812,711.80	8.37	967,019.77	4.655	731	64.46	65.05
741 - 760	70	65,063,579.30	15.65	929,479.70	4.541	752	61.08	64.05
761 - 780	116	107,605,944.95	25.88	927,637.46	4.585	771	64.27	66.76
781 - 800	146	140,730,243.88	33.85	963,905.78	4.553	790	62.93	64.88
801 - 821	44	35,777,963.34	8.61	813,135.53	4.379	806	60.08	62.28
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average credit score of the mortgage loans at origination was approximately 770.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Documentation Type of the Aggregate Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
9,917.00 - 10,000.00	1	625,000.00	0.15	625,000.00	3.900	772	48.08	48.08
10,000.01 - 20,000.00	90	58,345,623.42	14.03	648,284.70	4.661	772	68.21	68.69
20,000.01 - 30,000.00	129	109,281,158.68	26.29	847,140.76	4.593	772	65.36	66.75
30,000.01 - 40,000.00	70	67,824,464.69	16.31	968,920.92	4.561	767	67.23	69.20
40,000.01 - 50,000.00	42	42,217,257.97	10.16	1,005,172.81	4.505	769	64.41	66.24
50,000.01 - 60,000.00	34	38,997,913.28	9.38	1,146,997.45	4.419	770	59.91	62.94
60,000.01 - 70,000.00	21	25,137,239.91	6.05	1,197,011.42	4.564	766	60.57	61.62
70,000.01 - 80,000.00	12	11,064,457.44	2.66	922,038.12	4.382	775	54.22	64.40
80,000.01 - 90,000.00	6	8,501,558.02	2.04	1,416,926.34	4.710	760	55.47	63.59
90,000.01 - 100,000.00	7	8,767,479.90	2.11	1,252,497.13	4.583	783	55.26	59.76
100,000.01 - 513,926.00	34	44,965,980.70	10.82	1,322,528.84	4.439	763	50.26	53.32
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average monthly income of the mortgage borrower at origination was approximately $56,099.56.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Debt-to-Income of the Aggregate Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
3.32 - 5.00	2	3,713,222.13	0.89	1,856,611.06	4.080	793	64.32	64.32
5.01 - 10.00	12	13,241,760.47	3.19	1,103,480.04	4.516	779	41.54	43.89
10.01 - 15.00	23	24,718,223.05	5.95	1,074,705.35	4.313	764	55.40	61.20
15.01 - 20.00	45	38,316,684.94	9.22	851,481.89	4.453	765	62.59	64.04
20.01 - 25.00	62	62,824,016.96	15.11	1,013,290.60	4.521	768	62.77	66.54
25.01 - 30.00	91	85,550,047.85	20.58	940,110.42	4.547	776	63.43	65.44
30.01 - 35.00	71	66,267,635.87	15.94	933,346.98	4.618	767	66.21	67.42
35.01 - 40.00	70	59,727,411.92	14.37	853,248.74	4.677	768	64.54	66.31
40.01 - 45.00	52	45,764,461.03	11.01	880,085.79	4.568	765	64.50	65.62
45.01 - 50.00	13	10,921,259.42	2.63	840,096.88	4.577	778	63.20	64.96
50.01 - 55.00	4	2,983,410.37	0.72	745,852.59	4.426	778	66.73	66.73
55.01 - 57.16	1	1,700,000.00	0.41	1,700,000.00	4.900	710	56.67	56.67
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average debt-to-income of the mortgage loans at origination was approximately 28.98%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
18,464.22 - 50,000.00	23	15,206,766.52	3.66	661,163.76	4.770	771	71.07	71.54
50,000.01 - 100,000.00	45	31,358,973.98	7.54	696,866.09	4.772	767	70.76	71.52
100,000.01 - 150,000.00	39	30,691,464.06	7.38	786,960.62	4.621	767	67.93	68.51
150,000.01 - 200,000.00	31	23,420,619.13	5.63	755,503.84	4.630	771	73.41	74.44
200,000.01 - 250,000.00	31	25,134,848.89	6.05	810,801.58	4.548	766	60.99	64.53
250,000.01 - 300,000.00	30	27,647,888.81	6.65	921,596.29	4.474	773	68.49	69.99
300,000.01 - 350,000.00	20	19,077,219.88	4.59	953,860.99	4.557	775	66.08	68.03
350,000.01 - 400,000.00	14	13,052,049.48	3.14	932,289.25	4.633	771	61.88	63.40
400,000.01 - 450,000.00	14	12,885,422.72	3.10	920,387.34	4.612	751	67.19	69.47
450,000.01 - 500,000.00	14	14,287,563.98	3.44	1,020,540.28	4.690	777	71.49	71.49
500,000.01 - 550,000.00	9	9,441,823.92	2.27	1,049,091.55	4.793	760	55.65	55.65
550,000.01 - 600,000.00	10	8,787,829.35	2.11	878,782.93	4.719	766	69.29	72.33
600,000.01 - 650,000.00	9	12,252,348.49	2.95	1,361,372.05	4.556	788	64.93	66.96
650,000.01 - 700,000.00	9	7,155,475.66	1.72	795,052.85	4.673	764	66.42	66.42
700,000.01 - 750,000.00	6	5,248,040.29	1.26	874,673.38	4.603	778	66.14	70.85
750,000.01 - 800,000.00	4	4,753,571.36	1.14	1,188,392.84	4.477	761	44.07	51.14
800,000.01 - 850,000.00	5	4,341,865.26	1.04	868,373.05	4.417	787	61.20	61.20
850,000.01 - 900,000.00	10	11,570,516.54	2.78	1,157,051.65	4.418	772	65.59	67.36
900,000.01 - 950,000.00	3	3,967,491.89	0.95	1,322,497.30	4.429	792	44.02	46.77
950,000.01 - 1,000,000.00	1	1,100,000.00	0.26	1,100,000.00	4.200	725	69.84	69.84
1,000,000.01 - 69,302,224.00	119	134,346,353.80	32.32	1,128,960.96	4.414	769	54.95	58.40
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average verified assets of the mortgage borrower at origination was approximately $1,771,077.45.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	287	261,477,452.15	62.90	911,071.26	4.555	770	64.42	66.72
Self-Employed	159	154,250,681.85	37.10	970,130.07	4.540	769	60.05	61.95
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Interest Only Term of the Aggregate Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
120	79	93,894,100.75	22.59	1,188,532.92	4.362	770	61.05	64.05
None	367	321,834,033.26	77.41	876,931.97	4.604	769	63.30	65.21
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Occupancy Type of the Aggregate Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Primary	399	373,092,003.80	89.74	935,067.68	4.550	769	63.04	65.44
Second Home	38	34,388,161.92	8.27	904,951.63	4.591	775	60.33	60.33
Investor	9	8,247,968.28	1.98	916,440.92	4.337	760	62.21	62.21
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Loan Purpose of the Aggregate Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Rate/Term Refinance	222	210,847,909.84	50.72	949,765.36	4.519	771	58.01	60.84
Purchase	197	178,136,627.89	42.85	904,246.84	4.604	770	69.90	71.15
Cash Out Refinance	27	26,743,596.28	6.43	990,503.57	4.424	756	53.22	56.05
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Property Types of the Aggregate Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family Detached	294	279,517,142.74	67.24	950,738.58	4.542	769	62.27	64.84
PUD	97	80,230,688.33	19.30	827,120.50	4.604	770	66.44	67.54
Condo	39	39,094,876.76	9.40	1,002,432.74	4.501	771	64.78	65.08
Co-op	9	9,195,718.20	2.21	1,021,746.47	4.408	782	43.83	46.00
Two-Four Family	6	6,692,322.81	1.61	1,115,387.14	4.679	776	59.94	68.30
Single Family Attached	1	997,385.17	0.24	997,385.17	4.550	779	32.79	32.79
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Geographic Concentration of the Aggregate Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan- to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
California	194	201,913,081.23	48.57	1,040,789.08	4.517	770	60.01	63.68
New York	35	45,769,691.99	11.01	1,307,705.49	4.491	761	57.36	58.25
Texas	60	44,882,453.69	10.80	748,040.89	4.611	773	68.30	68.62
Illinois	23	16,548,710.67	3.98	719,509.16	4.567	783	65.53	68.28
Massachusetts	17	15,716,359.10	3.78	924,491.71	4.333	759	68.18	70.31
Washington	15	11,421,667.02	2.75	761,444.47	4.762	782	71.04	71.04
Colorado	14	11,341,428.49	2.73	810,102.03	4.691	767	69.95	69.95
Florida	12	8,293,468.67	1.99	691,122.39	4.699	753	65.66	65.66
New Jersey	7	5,905,885.77	1.42	843,697.97	4.640	778	68.67	68.67
Connecticut	7	5,860,923.22	1.41	837,274.75	4.894	756	70.35	70.35
Maryland	7	5,325,504.75	1.28	760,786.39	4.476	774	58.82	58.82
Utah	4	4,986,981.37	1.20	1,246,745.34	4.418	758	57.73	57.73
North Carolina	6	4,499,718.09	1.08	749,953.02	4.737	774	70.19	70.19
Minnesota	4	4,224,453.85	1.02	1,056,113.46	4.950	777	69.70	69.70
Tennessee	5	3,386,713.06	0.81	677,342.61	4.476	791	72.58	72.58
Pennsylvania	3	2,552,509.02	0.61	850,836.34	4.825	756	70.39	70.39
Michigan	4	2,253,078.63	0.54	563,269.66	4.494	773	65.18	65.18
Arizona	3	2,093,776.88	0.50	697,925.63	5.124	750	76.32	76.32
Hawaii	1	1,930,350.65	0.46	1,930,350.65	4.875	780	75.00	75.00
Nevada	3	1,684,118.04	0.41	561,372.68	4.579	789	70.39	70.39
Indiana	2	1,492,914.94	0.36	746,457.47	4.129	781	68.42	68.42
Wisconsin	2	1,497,818.01	0.36	748,909.01	3.656	790	57.52	71.05
Louisiana	2	1,423,526.91	0.34	711,763.46	4.457	758	55.67	55.67
Ohio	2	1,294,441.19	0.31	647,220.59	4.961	747	80.00	80.00
Oregon	2	1,230,421.79	0.30	615,210.90	4.222	778	74.44	74.44
Idaho	1	997,385.17	0.24	997,385.17	4.550	789	51.55	51.55
Missouri	1	864,000.00	0.21	864,000.00	4.375	751	80.00	80.00
Arkansas	1	812,147.75	0.20	812,147.75	4.250	796	68.50	68.50
District of Columbia	1	806,492.34	0.19	806,492.34	3.750	750	45.32	45.32
Georgia	1	779,918.05	0.19	779,918.05	4.500	768	62.80	62.80
Montana	1	798,028.66	0.19	798,028.66	4.875	814	76.19	76.19
Virginia	1	667,120.34	0.16	667,120.34	4.500	711	29.04	29.04
New Mexico	1	564,294.12	0.14	564,294.12	5.125	802	63.79	63.79
South Carolina	1	577,050.67	0.14	577,050.67	5.250	742	61.05	61.05
Iowa	1	463,278.48	0.11	463,278.48	5.125	766	64.13	64.13
New Hampshire	1	436,539.27	0.11	436,539.27	5.000	714	80.00	80.00
Kentucky	1	431,882.13	0.10	431,882.13	3.750	812	65.00	65.00
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Geographic Concentration of the Aggregate Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
San Francisco , CA	55	58,883,501.76	14.16	1,070,609.12	4.492	778	58.59	63.42
New York , NY	18	25,684,620.21	6.18	1,426,923.35	4.460	765	52.34	53.39
Dallas , TX	15	12,394,663.39	2.98	826,310.89	4.856	777	64.85	64.85
Los Angeles , CA	11	12,285,740.72	2.96	1,116,885.52	4.601	774	57.71	61.59
Houston , TX	8	6,406,360.51	1.54	800,795.06	4.518	763	64.70	64.70
Hillsborough , CA	4	6,129,663.61	1.47	1,532,415.90	4.201	777	62.35	71.71
Newport Beach , CA	4	6,041,962.86	1.45	1,510,490.72	4.411	750	50.42	53.44
Tiburon , CA	5	5,861,664.93	1.41	1,172,332.99	4.505	782	67.89	69.10
Denver , CO	6	4,871,112.67	1.17	811,852.11	4.731	767	71.25	71.25
Palo Alto , CA	4	4,728,404.59	1.14	1,182,101.15	4.127	757	57.02	61.40
Other	316	272,440,438.75	65.53	862,153.29	4.570	768	64.90	66.50
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Index of the Hybrid Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
One Month LIBOR	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
One Year LIBOR	42	33,926,715.89	26.75	807,778.95	4.246	776	68.63	69.10
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Rate Adjustment Frequency of the Hybrid Mortgage Loans
Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Monthly	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
Bi-Annually	3	2,187,272.00	1.72	729,090.67	3.940	775	67.58	67.58
Annually	39	31,739,443.89	25.03	813,831.89	4.268	777	68.70	69.20
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Margin of the Hybrid Mortgage Loans
Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
1.350	1	1,650,000.00	1.30	1,650,000.00	4.350	745	78.57	78.57
1.375	1	1,546,520.39	1.22	1,546,520.39	4.050	802	80.00	80.00
1.450	1	2,145,000.00	1.69	2,145,000.00	5.200	782	65.00	65.00
1.625	75	87,540,346.19	69.03	1,167,204.62	4.266	768	58.39	61.77
2.250	42	33,926,715.89	26.75	807,778.95	4.246	776	68.63	69.10
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
The weighted average margin of the Hybrid mortgage loans at origination was approximately 1.783%.

Initial Fixed Rate Period of the Hybrid Mortgage Loans
Initial Fixed Rate Period (months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
60	21	16,778,994.76	13.23	798,999.75	3.829	768	71.42	72.37
84	11	12,532,019.69	9.88	1,139,274.52	4.120	777	62.56	62.56
120	88	97,497,568.02	76.89	1,107,926.91	4.372	771	60.00	63.04
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Initial Periodic Cap of the Hybrid Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
5.000	42	33,926,715.89	26.75	807,778.95	4.246	776	68.63	69.10
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Subsequent Periodic Cap of the Hybrid Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
2.000	42	33,926,715.89	26.75	807,778.95	4.246	776	68.63	69.10
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22

Maximum Mortgage Rate of the Hybrid Mortgage Loans
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
7.950 - 8.000	4	3,937,278.88	3.10	984,319.72	2.975	784	67.50	67.50
8.001 - 8.500	7	4,650,301.47	3.67	664,328.78	3.389	780	64.16	67.59
8.501 - 9.000	32	38,690,455.09	30.51	1,209,076.72	3.957	769	61.37	62.72
9.001 - 9.500	39	40,034,828.53	31.57	1,026,534.06	4.249	769	63.11	65.32
9.501 - 10.000	31	31,174,985.63	24.58	1,005,644.70	4.750	770	58.80	63.77
10.001 - 10.380	7	8,320,732.88	6.56	1,188,676.13	5.215	784	64.21	64.21
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
The weighted average maximum rate of the Hybrid mortgage loans at origination was approximately 9.278%.

Minimum Mortgage Rate of the Hybrid Mortgage Loans
Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.250	41	32,978,371.19	26.01	804,350.52	4.239	776	68.30	68.79
2.750	1	948,344.70	0.75	948,344.70	4.500	792	80.00	80.00
2.900	78	92,881,866.58	73.25	1,190,793.16	4.286	769	59.26	62.44
Total:	120	126,808,582.47	100.00	1,056,738.19	4.275	771	61.77	64.22
The weighted average minimum rate of the Hybrid mortgage loans at origination was approximately 2.730%.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Original Term to Maturity of the Aggregate Mortgage Loans
Original Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
180	78	69,085,517.73	16.62	885,711.77	4.259	770	55.26	58.91
360	368	346,642,616.27	83.38	941,963.63	4.607	769	64.30	66.15
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average original term to maturity of the mortgage loans at origination was approximately 330 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Remaining Term to Maturity of the Aggregate Mortgage Loans
Remaining Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
167	1	2,839,550.32	0.68	2,839,550.32	4.100	756	62.83	62.83
168	16	15,904,060.10	3.83	994,003.76	4.228	762	50.91	54.85
169	11	10,411,722.76	2.50	946,520.25	4.300	770	49.08	56.85
170	6	6,698,420.52	1.61	1,116,403.42	4.548	766	46.66	49.78
171	6	5,418,825.39	1.30	903,137.57	4.838	754	63.68	68.42
172	2	1,550,469.94	0.37	775,234.97	4.763	779	59.99	59.99
173	4	3,901,920.98	0.94	975,480.24	4.739	790	61.63	68.77
175	1	1,000,383.59	0.24	1,000,383.59	4.000	780	63.89	63.89
176	9	5,609,141.58	1.35	623,237.95	4.057	784	67.06	67.06
177	12	8,291,253.68	1.99	690,937.81	3.922	786	54.63	58.29
178	10	7,459,768.87	1.79	745,976.89	3.850	766	58.19	58.78
334	1	2,145,000.00	0.52	2,145,000.00	5.200	782	65.00	65.00
343	1	765,220.98	0.18	765,220.98	4.750	772	80.00	80.00
345	5	6,900,000.00	1.66	1,380,000.00	4.571	776	62.55	71.85
347	6	4,896,907.56	1.18	816,151.26	4.551	757	35.41	41.05
348	2	926,012.27	0.22	463,006.14	5.232	754	68.17	68.17
349	2	3,560,000.00	0.86	1,780,000.00	4.825	782	46.89	52.50
350	4	5,317,175.43	1.28	1,329,293.86	5.045	762	52.50	59.59
351	4	3,370,512.69	0.81	842,628.17	4.925	755	77.77	79.09
352	13	11,937,000.95	2.87	918,230.84	4.470	767	70.88	71.83
353	18	16,235,861.55	3.91	901,992.31	4.618	766	63.80	64.91
354	39	36,925,340.76	8.88	946,803.61	4.669	770	65.90	67.82
355	46	37,955,397.25	9.13	825,117.33	4.710	773	69.70	70.78
356	80	71,935,919.10	17.30	899,198.99	4.575	772	63.83	65.34
357	94	91,638,754.64	22.04	974,880.37	4.542	769	64.16	65.87
358	45	44,932,048.87	10.81	998,489.97	4.539	765	63.11	64.83
359	8	7,201,464.23	1.73	900,183.03	4.741	773	61.67	62.35
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
The weighted average remaining term to maturity of the mortgage loans as of the cut-off was approximately 325 months.

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Prepayment Penalty Term of the Aggregate Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	264	212,701,295.16	51.16	805,686.72	4.639	770	64.56	65.81
36 Months	7	7,204,564.58	1.73	1,029,223.51	4.524	768	50.76	58.93
48 Months	2	2,700,000.00	0.65	1,350,000.00	3.806	752	75.61	75.61
60 Months	173	193,122,274.27	46.45	1,116,313.72	4.462	769	61.12	64.08
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Originators of the Aggregate Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	209	226,739,839.34	54.54	1,084,879.61	4.452	768	60.37	63.67
Prime Lending	106	80,651,414.03	19.40	760,862.40	4.580	772	66.33	67.72
PHH Mortgage Corporation	56	46,411,957.84	11.16	828,784.96	4.698	770	66.97	67.39
Flagstar Bank, F.S.B.	38	31,837,136.87	7.66	837,819.39	4.858	764	61.57	61.57
Wintrust Mortgage A Division of Barrington Bank & Trust Co	18	14,145,169.26	3.40	785,842.74	4.569	783	66.02	67.14
Sterling Savings Bank	12	9,544,999.22	2.30	795,416.60	4.756	784	72.25	72.25
Cole Taylor Bank	4	3,391,074.23	0.82	847,768.56	4.589	781	59.27	59.27
GuardHill Financial Corporation	3	3,006,543.22	0.72	1,002,181.07	4.660	747	58.17	58.17
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Channel of the Aggregate Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	409	384,397,716.33	92.46	939,847.72	4.524	770	62.92	65.25
Correspondent	28	24,643,365.14	5.93	880,120.18	4.863	766	61.05	61.05
Wholesale	9	6,687,052.54	1.61	743,005.84	4.845	759	62.09	62.09
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Servicers of the Aggregate Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	209	226,739,839.34	54.54	1,084,879.61	4.452	768	60.37	63.67
Cenlar FSB	100	80,944,479.95	19.47	809,444.80	4.572	771	63.16	64.02
Select Portfolio Servicing	81	61,631,856.88	14.83	760,887.12	4.762	773	68.09	69.04
PHH Mortgage Corporation	56	46,411,957.84	11.16	828,784.96	4.698	770	66.97	67.39
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Lien Position of the Aggregate Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Has Silent Second	63	66,961,550.22	16.11	1,062,881.75	4.404	772	48.36	61.73
None	383	348,766,583.79	83.89	910,617.71	4.577	769	65.57	65.57
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Mortgage Insurance Status of the Aggregate Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Origination Date of the Aggregate Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
October 2009	1	2,145,000.00	0.52	2,145,000.00	5.200	782	65.00	65.00
July 2010	1	765,220.98	0.18	765,220.98	4.750	772	80.00	80.00
September 2010	5	6,900,000.00	1.66	1,380,000.00	4.571	776	62.55	71.85
October 2010	1	884,000.00	0.21	884,000.00	4.800	790	25.26	25.26
November 2010	6	6,700,470.83	1.61	1,116,745.14	4.413	766	53.07	56.16
December 2010	21	19,488,315.18	4.69	928,015.01	4.216	760	47.25	53.44
January 2011	12	13,139,355.03	3.16	1,094,946.25	4.555	771	52.00	55.78
February 2011	9	11,231,539.07	2.70	1,247,948.79	4.786	762	51.54	57.16
March 2011	10	9,039,337.21	2.17	903,933.72	4.896	759	68.62	72.72
April 2011	15	14,075,187.79	3.39	938,345.85	4.508	769	68.08	70.06
May 2011	23	20,203,261.48	4.86	878,402.67	4.592	769	61.50	63.33
June 2011	37	37,102,780.91	8.92	1,002,777.86	4.687	769	67.15	68.55
July 2011	48	38,127,486.22	9.17	794,322.63	4.695	774	70.45	71.52
August 2011	94	83,739,450.04	20.14	890,845.21	4.522	773	64.36	66.00
September 2011	103	95,990,924.32	23.09	931,950.72	4.483	770	62.98	64.66
October 2011	53	49,661,461.05	11.95	937,008.70	4.465	765	61.51	63.08
November 2011	7	6,534,343.89	1.57	933,477.70	4.765	780	65.01	65.75
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Maturity Date of the Aggregate Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
December 2025	1	2,839,550.32	0.68	2,839,550.32	4.100	756	62.83	62.83
January 2026	16	15,904,060.10	3.83	994,003.76	4.228	762	50.91	54.85
February 2026	11	10,411,722.76	2.50	946,520.25	4.300	770	49.08	56.85
March 2026	6	6,698,420.52	1.61	1,116,403.42	4.548	766	46.66	49.78
April 2026	6	5,418,825.39	1.30	903,137.57	4.838	754	63.68	68.42
May 2026	2	1,550,469.94	0.37	775,234.97	4.763	779	59.99	59.99
June 2026	4	3,901,920.98	0.94	975,480.24	4.739	790	61.63	68.77
August 2026	1	1,000,383.59	0.24	1,000,383.59	4.000	780	63.89	63.89
September 2026	9	5,609,141.58	1.35	623,237.95	4.057	784	67.06	67.06
October 2026	12	8,291,253.68	1.99	690,937.81	3.922	786	54.63	58.29
November 2026	10	7,459,768.87	1.79	745,976.89	3.850	766	58.19	58.78
November 2039	1	2,145,000.00	0.52	2,145,000.00	5.200	782	65.00	65.00
August 2040	1	765,220.98	0.18	765,220.98	4.750	772	80.00	80.00
October 2040	5	6,900,000.00	1.66	1,380,000.00	4.571	776	62.55	71.85
December 2040	6	4,896,907.56	1.18	816,151.26	4.551	757	35.41	41.05
January 2041	2	926,012.27	0.22	463,006.14	5.232	754	68.17	68.17
February 2041	2	3,560,000.00	0.86	1,780,000.00	4.825	782	46.89	52.50
March 2041	4	5,317,175.43	1.28	1,329,293.86	5.045	762	52.50	59.59
April 2041	4	3,370,512.69	0.81	842,628.17	4.925	755	77.77	79.09
May 2041	13	11,937,000.95	2.87	918,230.84	4.470	767	70.88	71.83
June 2041	18	16,235,861.55	3.91	901,992.31	4.618	766	63.80	64.91
July 2041	39	36,925,340.76	8.88	946,803.61	4.669	770	65.90	67.82
August 2041	46	37,955,397.25	9.13	825,117.33	4.710	773	69.70	70.78
September 2041	80	71,935,919.10	17.30	899,198.99	4.575	772	63.83	65.34
October 2041	94	91,638,754.64	22.04	974,880.37	4.542	769	64.16	65.87
November 2041	45	44,932,048.87	10.81	998,489.97	4.539	765	63.11	64.83
December 2041	8	7,201,464.23	1.73	900,183.03	4.741	773	61.67	62.35
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

Delinquency Status of the Aggregate Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Historical Delinquency of the Aggregate Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95
Total:	446	415,728,134.01	100.00	932,125.86	4.549	770	62.80	64.95

Sequoia Mortgage Trust 2012-1
Mortgage Pass-Through Certificates, Series 2012-1
PRELIMINARY TERM SHEET

CONTACTS

Credit Suisse Securities (USA) LLC
TRADING
Brian Chin	212-325-0357	brian.m.chin@credit-suisse.com
Jim Buccola	212-325-0357	james.buccola@credit-suisse.com
Christian Wall	212-325-0357	christian.wall@credit-suisse.com

SYNDICATE
Craig Leonard	212-325-8549	craig.leonard@credit-suisse.com
Roger Tedesco	212-325-8549	roger.tedesco@credit-suisse.com

STRUCTURED FINANCE
Peter Sack	212-325-7892	peter.sack@credit-suisse.com
Deirdre Harrington	212-325-7995	deirdre.harrington@credit-suisse.com
Peter Heintz	212-538-7689	peter.heintz@credit-suisse.com
Daniel King	212-538-6607	daniel.king@credit-suisse.com
Hemant Tekchandani	212-538-4177	hemant.tekchandani@credit-suisse.com

LEGAL
Gene Haldeman	212-325-4053	gene.haldeman@credit-suisse.com

Wells Fargo Securities, LLC
TRADING
Chris Choka	704-715-8446	chris.choka@wellsfargo.com
Alex Papson	704-715-8446	alexander.papson@wellsfargo.com

SYNDICATE
Jennifer Doyle	704-715-7008	jennifer.doyle@wellsfargo.com
Frank Caruso	704-715-7008	frank.caruso2@wellsfargo.com

STRUCTURED FINANCE
Scott Evans	704-715-0598	scott.evans2@wellsfargo.com
Derrick Land	704-715-8458	derrick.land@wellsfargo.com